Exhibit 99.1

In this Exhibit 99.1, the term “HRP”, the “Company”, “we”, “us” and “our” includes HRPT Properties Trust and its consolidated subsidiaries, unless the context indicates otherwise.

EXPLANATORY NOTE

This Current Report on Form 8-K updates in this Exhibit 99.1 Items 6, 7 and 15(a) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, or the Annual Report, which was originally filed with the Securities and Exchange Commission on February 29, 2008, to reclassify the Company’s previously issued financial statements to report the properties sold or under contract for sale during 2008 as discontinued operations.

This update is limited in scope as described above and does not amend, update, or change any other items or disclosures contained in the Annual Report.  Accordingly, all other items that remain unaffected are omitted in this filing.  Except as described in the preceding paragraphs, we do not purport by the Current Report on Form 8-K or this Exhibit 99.1 incorporated by reference therein to update any of the information contained in the Annual Report.

Index to Exhibit 99.1	Page Number

Selected Financial Data	2
Management’s Discussion and Analysis of Financial Condition and Results of Operations	3
Financial Statements	F-1

Item 6.  Selected Financial Data

The following table sets forth selected financial data for the periods and dates indicated.  This data should be read in conjunction with, and is qualified in its entirety by reference to, management’s discussion and analysis of financial condition and results of operations and the consolidated financial statements and accompanying notes included in this Current Report on Form 8-K.

We have reclassified our historical audited consolidated financial statements and selected financial data to report the properties sold or under contract for sale during 2008 as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, or SFAS No. 144.  In accordance with SFAS No. 144, we have reported results of operations from these properties as discontinued operations for each period presented in the accompanying financial statements for the year ended December 31, 2007.  This reclassification had no effect on our reported net income or net income available for common shareholders.  Amounts are in thousands, except per share data.

Income Statement Data (1)

	Year Ended December 31,
	2007	2006	2005	2004	2003
Total revenues	$783,266	$744,008	$655,315	$554,248	$454,171
Income from continuing operations	94,320	221,910	127,213	138,942	95,210
Net income (2)	124,255	250,580	164,984	162,829	114,446
Net income available for common shareholders (3)	59,453	198,974	118,984	116,829	68,446
Common distributions declared	136,239	176,410	172,065	147,156	118,348

Weighted average common shares outstanding – basic	214,361	209,965	197,831	176,157	136,270
Weighted average common shares outstanding – diluted	243,554	216,524	197,831	176,157	136,270

Earnings per common share:
Income from continuing operations available for common shareholders – basic and diluted	$0.14	$0.81	$0.41	$0.53	$0.36
Net income available for common shareholders – basic (3)	0.28	0.95	0.60	0.66	0.50
Net income available for common shareholders – diluted (3)	0.28	0.94	0.60	0.66	0.50

Common distributions declared	0.63	0.84	0.84	0.83	0.80

Balance Sheet Data (1)

	December 31,
	2007	2006	2005	2004	2003
Real estate properties (4)	$6,156,294	$5,762,273	$5,224,574	$4,659,098	$3,874,321
Equity investments	—	—	194,297	207,804	260,208
Total assets	5,859,332	5,575,949	5,327,167	4,813,330	4,013,244
Total indebtedness, net	2,774,160	2,397,231	2,520,156	2,355,031	1,876,821
Total shareholders’ equity	2,902,883	2,950,768	2,645,486	2,307,194	2,011,651

(1)          Reclassifications have been made to the prior years’ financial statements to conform to the current year’s presentation.

(2)          Changes in net income include income from property acquisitions during all periods presented; gains of $116.3 million recognized in 2006 from the sale of all 7.7 million Senior Housing common shares and 4.0 million Hospitality Properties common shares we owned; gains of $11.8 million recognized in 2005 from equity transactions of equity investments and the sale of 950,000 of our Senior Housing common shares and gains of $30.0 million recognized in 2004 from equity transactions of equity investments and the sale of 4.1 million of our Senior Housing common shares.

(3)          Net income available for common shareholders is net income reduced by preferred distributions and the excess redemption price paid over the carrying value of preferred shares.

(4)          Excludes value of acquired real estate leases.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following information should be read in conjunction with our consolidated financial statements and accompanying notes included elsewhere in this Exhibit 99.1 of this Current Report on Form 8-K.

OVERVIEW

We primarily own office and industrial buildings located throughout the United States.  We also own approximately 17 million square feet of leased industrial and commercial lands located in Oahu, Hawaii.

Property Operations

As of December 31, 2007, 92.9% of our total square feet was leased, compared to 93.1% leased as of December 31, 2006.  These results reflect a 0.4 percentage point decrease in occupancy at properties we owned continuously since January 1, 2006.  Occupancy data for 2007 and 2006 is as follows (square feet in thousands):

	All Properties (1)		Comparable Properties (2)
	As of the Year Ended December 31,		As of the Year Ended December 31,
	2007	2006	2007	2006
Total properties	535	503	436	436
Total square feet	64,456	59,841	54,808	54,808
Percent leased (3)	92.9%	93.1%	92.6%	93.0%

(1)	Excludes properties sold or under contract for sale as of December 31, 2007.
(2)	Based on properties owned continuously since January 1, 2006, and excludes properties sold or under contract for sale as of December 31, 2007.
(3)	Percent leased includes (i) space being fitted out for occupancy pursuant to signed leases and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants.

During the year ended December 31, 2007, we signed new leases for 1.9 million square feet and lease renewals for 3.8 million square feet, at weighted average rental rates that were 4% above rents previously charged for the same space.  Average lease terms for leases signed during 2007 were 7.2 years.  Commitments for tenant improvement and leasing costs for leases signed during 2007 totaled $82.5 million, or $14.46 per square foot (approximately $2.01/sq. ft. per year of the lease term).

During the past twelve months, leasing market conditions in some of our markets have begun to show signs of weakness.  The pace of new leasing activity and the leasing of currently vacant space within our portfolio has slowed and construction of new office properties in certain markets has increased, causing our occupancy to decline.  Required landlord funded tenant build outs and leasing commissions payable to tenant brokers for new leases and lease renewals have generally remained unchanged over the past twelve months.  These build out costs and leasing commissions are generally amortized as a reduction of our income during the terms of the affected leases.  We believe that modest decreases in occupancy and effective rents may further reduce the financial results at some of our currently owned properties.  However, there are too many variables for us to reasonably project what the financial impact of market conditions will be on our results for future periods.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Approximately 15.1% of our leased square feet and 17.8% of our rents are included in leases scheduled to expire through December 31, 2009.  Lease renewals and rental rates at which available space may be relet in the future will depend on prevailing market conditions at that time.  Lease expirations by year, as of December 31, 2007, are as follows (square feet and dollars in thousands):

	Square Feet	% of Square Feet	Annualized Rental Income	% of Annualized Rental Income	Cumulative % of Annualized Rental Income
Year	Expiring (1)	Expiring	Expiring (2)	Expiring	Expiring
2008	5,246	8.8%	$86,226	10.0%	10.0%
2009	3,744	6.3%	66,996	7.8%	17.8%
2010	6,473	10.8%	100,219	11.6%	29.4%
2011	5,578	9.3%	97,368	11.3%	40.7%
2012	5,232	8.7%	103,079	12.0%	52.7%
2013	3,578	6.0%	59,007	6.9%	59.6%
2014	2,901	4.8%	49,562	5.8%	65.4%
2015	3,366	5.6%	59,182	6.9%	72.3%
2016	2,975	5.0%	47,923	5.5%	77.8%
2017	1,738	2.9%	35,451	4.1%	81.9%
2018 and thereafter	19,066	31.8%	155,862	18.1%	100.0%
	59,897	100.0%	$860,875	100.0%

Weighted average remaining lease term (in years):	8.8		6.4

(1)          Square feet is pursuant to signed leases as of December 31, 2007, and includes (i) space being fitted out for occupancy and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants.

(2)          Rents are pursuant to signed leases as of December 31, 2007, plus expense reimbursements; includes some triple net lease rents and excludes lease value amortization.

Our principal source of funds for our operations is rents from tenants at our properties.  Rents are generally received from our non-government tenants monthly in advance, and from our government tenants monthly in arrears.  As of December 31, 2007, tenants responsible for 1% or more of our total rent were as follows (square feet in thousands):

Tenant	Square Feet (1)	% of Total Square Feet (1)	% of Rent (2)	Expiration
1. U. S. Government	4,776	8.0%	12.5%	2008 to 2020
2. GlaxoSmithKline plc	608	1.0%	1.7%	2013
3. PNC Financial Services Group	460	0.8%	1.4%	2011, 2021
4. Flextronics International Ltd.	894	1.5%	1.1%	2014
5. JDA Software Group, Inc.	283	0.5%	1.1%	2012
6. The Scripps Research Institute	164	0.3%	1.0%	2019
Total	7,185	12.1%	18.8%

(1)          Square feet is pursuant to signed leases as of December 31, 2007, and includes (i) space being fitted out for occupancy and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants.

(2)          Rent is pursuant to signed leases as of December 31, 2007, plus estimated expense reimbursements; includes some triple net lease rents and excludes lease value amortization.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Investment Activities

During 2007, we acquired 31 properties with 4.7 million square feet for gross purchase prices totaling $307.4 million, including 11 office properties with 806,000 square feet for $108.2 million, which includes one hotel property that is adjacent to owned office properties that are scheduled for redevelopment, and 20 industrial and other properties with 3.8 million square feet for $199.2 million.  At the time of acquisition, these properties were over 99% leased and projected to yield approximately 9% of the aggregate gross purchase price, based on estimated annual net operating income, or NOI, which we define as property rental income less property operating expenses on the date of closing.

On May 5, 2008, we entered into a series of purchase and sale agreements with Senior Housing Properties Trust for the sale of 48 medical office, clinic and biotech laboratory buildings for an aggregate purchase price of $565 million, excluding closing costs.  As of October 17, 2008, we sold 28 of these properties for $232.7 million, excluding closing costs.  We expect the closings of the remaining 20 properties to occur before April 30, 2009.  In June 2008, we also agreed to sell one additional property for $15 million, excluding closing costs.

Financing Activities

In June 2007, we repaid $200 million of our unsecured floating rate senior notes by drawing on our revolving credit facility.  We recognized a loss of $711,000 from the write off of deferred financing fees in connection with this repayment.  We subsequently issued $250 million of unsecured senior notes in a public offering in June, raising net proceeds of approximately $247.4 million.  These notes bear interest at 6.25%, require semi-annual interest payments and mature in June 2017.  In September 2007, we issued $250 million of unsecured senior notes in a public offering, raising net proceeds of approximately $245.8 million.  These notes bear interest at 6.65%, require semi-annual interest payments and mature in January 2018.  Net proceeds from these offerings were used to reduce amounts outstanding under our revolving credit facility.  In September 2007, we prepaid at par, $15.9 million of 7.02% mortgage debt due in 2008, using cash on hand and borrowings under our revolving credit facility.

In October 2007, we issued 12.8 million common shares in a public offering, raising net proceeds of $123.2 million.  We subsequently redeemed 5 million of our 12 million outstanding 8 ¾% series B cumulative redeemable preferred shares at the stated liquidation preference price of $25.00 per share plus accrued and unpaid dividends in November 2007.  Also in 2007, we sold 2.5 million of our common shares for net proceeds of $29.9 million pursuant to a sales agreement with a securities broker dealer, which allows us to sell our common shares from time to time in a controlled equity offering program.  Net proceeds were used to reduce amounts outstanding on our revolving credit facility and for general business purposes, including property acquisitions.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

RESULTS OF OPERATIONS

Year Ended December 31, 2007, Compared to Year Ended December 31, 2006

	Year Ended December 31,
	2007	2006	$ Change	% Change
	(in thousands, except per share data)
Rental income	$783,266	$744,008	$39,258	5.3%

Expenses:
Operating expenses	315,131	297,736	17,395	5.8%
Depreciation and amortization	170,321	149,072	21,249	14.3%
General and administrative	33,711	30,222	3,489	11.5%
Total expenses	519,163	477,030	42,133	8.8%

Operating income	264,103	266,978	(2,875)	(1.1)%

Interest income	2,293	2,736	(443)	(16.2)%
Interest expense	(170,970)	(165,568)	(5,402)	(3.3)%
Loss on early extinguishment of debt	(711)	(1,659)	948	57.1%
Equity in earnings of equity investments	—	3,136	(3,136)	(100.0)%
Gain on sale of equity investments	—	116,287	(116,287)	(100.0)%
Income from continuing operations before income tax expense	94,715	221,910	(127,195)	(57.3)%
Income tax expense	(395)	—	(395)	(100.0)%
Income from continuing operations	94,320	221,910	(127,590)	(57.5)%
Discontinued operations:
Income from discontinued operations	27,714	25,753	1,961	7.6%
Gain on sale of properties	2,221	2,917	(696)	(23.9)%
Net income	124,255	250,580	(126,325)	(50.4)%
Preferred distributions	(60,572)	(44,692)	(15,880)	(35.5)%
Excess redemption price paid over carrying value of preferred shares	(4,230)	(6,914)	2,684	38.8%
Net income available for common shareholders	$59,453	$198,974	$(139,521)	(70.1)%

Weighted average common shares outstanding — basic	214,361	209,965	4,396	2.1%

Weighted average common shares outstanding — diluted	243,554	216,524	27,030	12.5%

Earnings per common share:
Income from continuing operations available for common shareholders – basic and diluted	$0.14	$0.81	$(0.67)	(82.7)%
Income from discontinued operations – basic and diluted	$0.14	$0.14	$—	—%
Net income available for common shareholders – basic	$0.28	$0.95	$(0.67)	(70.5)%
Net income available for common shareholders – diluted	$0.28	$0.94	$(0.66)	(70.2)%

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Rental income.  Rental income increased for the year ended December 31, 2007, compared to the same period in 2006, primarily due to increases in rental income from our Oahu, HI, Metro Boston, MA and our Other Markets segments, as described in the segment information footnote to our consolidated financial statements.  Rental income for our Oahu, HI market increased $3.6 million, or 6%, primarily due to an increase in weighted average rental rates for new leases and lease renewals signed during 2007 and 2006.  Rental income from our Metro Boston, MA market increased $2.2 million, or 4%, primarily due to the acquisition of three properties in 2007.  Rental income for our Other Markets segment increased $36.6 million, or 10%, primarily because of the acquisition of 90 properties since December 2005.  Rental income includes non-cash straight line rent adjustments totaling $20.0 million in 2007 and $22.5 million in 2006, amortization of acquired real estate leases and obligations totaling ($9.4) million in 2007 and ($10.0) million in 2006 and lease termination fees totaling $1.2 million in 2007 and $608,000 in 2006.

Total expenses.  The increase in total expenses reflects our acquisition of properties since December 2005.  In addition, the increase in depreciation and amortization expense reflects building and tenant improvement costs incurred throughout our portfolio since December 2005.  The increase in general and administrative expenses also reflects the reimbursement of professional fees and other costs during 2006.

Interest expense.  The increase in interest expense in 2007 reflects an increase in average total debt outstanding which was used primarily to finance acquisitions in 2007 and 2006.

Loss on early extinguishment of debt.  The loss on early extinguishment of debt in 2007 relates to the write off of deferred financing fees associated with the repayment of $200 million of our floating rate senior notes in June 2007.  The loss on early extinguishment of debt in 2006 relates to the write off of deferred financing fees associated with the repayment of our $350 million term loan in March 2006.

Equity in earnings of equity investments.  The decrease in equity in earnings of equity investments in 2007 reflects our sale of all 7.7 million common shares we owned in Senior Housing and all 4.0 million common shares we owned in Hospitality Properties in March 2006.

Gain on sale of equity investments.  In March 2006 we sold all of the common shares we owned in Senior Housing and Hospitality Properties for aggregate net proceeds of $308.3 million and gains of $116.3 million.

Income from continuing operations.  The decrease in income from continuing operations is due primarily to the gain we recognized in 2006 on the sale of the common shares we owned in Senior Housing and Hospitality Properties.

Income from discontinued operations.  The 2007 and 2006 income from discontinued operations includes operating results from one office property sold in 2007, five office properties sold in 2006, and 49 commercial office, medical office, clinic and biotech laboratory buildings under contract for sale as of June 30, 2008.

Gain on sale of properties.  Net sales proceeds and gains from the sale of one office property and three land parcels in 2007 were $4.4 million and $2.2 million, respectively.  Net sales proceeds and gains from the sale of five office properties in 2006 were $10.6 million and $2.9 million, respectively.

Net income and net income available for common shareholders.  The decrease in net income and net income available for common shareholders is due primarily to the sale of Senior Housing and Hospitality Properties common shares in 2006.  Net income available for common shareholders is net income reduced by preferred distributions and the excess of the redemption price paid over the carrying value of our 8.75% series B preferred shares that we redeemed in November 2007 and our 9.875% series A preferred shares that we redeemed in March 2006.  The increase in preferred distributions reflects the issuance of our series D preferred shares in October 2006, which are convertible into 29.2 million common shares.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Year Ended December 31, 2006, Compared to Year Ended December 31, 2005

	Year Ended December 31,
	2006	2005	$ Change	% Change
	(in thousands, except per share data)
Rental income	$744,008	$655,315	$88,693	13.5%

Expenses:
Operating expenses	297,736	255,850	41,886	16.4%
Depreciation and amortization	149,072	126,835	22,237	17.5%
General and administrative	30,222	28,718	1,504	5.2%
Total expenses	477,030	411,403	65,627	16.0%

Operating income	266,978	243,912	23,066	9.5%

Interest income	2,736	1,017	1,719	169.0%
Interest expense	(165,568)	(143,663)	(21,905)	(15.2)%
Loss on early extinguishment of debt	(1,659)	(168)	(1,491)	(887.5)%
Equity in earnings of equity investments	3,136	14,352	(11,216)	(78.1)%
Gain on sale of equity investments	116,287	5,522	110,765	2005.9%
Gain on issuance of shares by equity investees	—	6,241	(6,241)	(100.0)%
Income from continuing operations	221,910	127,213	94,697	74.4%
Discontinued operations:
Income from discontinued operations	25,753	30,179	(4,426)	(14.7)%
Gain on sale of properties	2,917	7,592	(4,675)	(61.6)%
Net income	250,580	164,984	85,596	51.9%
Preferred distributions	(44,692)	(46,000)	1,308	2.8%
Excess redemption price paid over carrying value of preferred shares	(6,914)	—	(6,914)	(100.0)%
Net income available for common shareholders	$198,974	$118,984	$79,990	67.2%

Weighted average common shares outstanding — basic	209,965	197,831	12,134	6.1%

Weighted average common shares outstanding — diluted	216,524	197,831	18,693	9.4%

Earnings per common share:
Income from continuing operations available for common shareholders – basic and diluted	$0.81	$0.41	$0.40	97.6%
Income from discontinued operations – basic and diluted	$0.14	$0.19	$(0.05)	(26.3)%
Net income available for common shareholders – basic	$0.95	$0.60	$0.35	58.3%
Net income available for common shareholders – diluted	$0.94	$0.60	$0.34	56.7%

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Rental income.  Rental income increased for the year ended December 31, 2006, compared to the same period in 2005, primarily due to increases in rental income from our Oahu, HI and Other Markets segments, as described in our segment information footnote to our consolidated financial statements.  Rental income for our Oahu, HI segment increased $9.7 million, or 19%, primarily because of the acquisition of 44 properties in June 2005, and increases in weighted average rental rates for new leases and lease renewals signed during 2005 and 2006.  Rental income for our Other Markets segment increased $72.1 million, or 25%, primarily because of the acquisition of 91 properties during 2005 and 2006.  Rental income includes non-cash straight line rent adjustments totaling $22.5 million in 2006 and $24.5 million in 2005, amortization of acquired real estate leases and obligations totaling ($10.0) million in 2006 and ($7.3) million in 2005, and lease termination fees totaling $608,000 in 2006 and $3.9 million in 2005.

Total expenses.  Total expenses for the year ended December 31, 2006, increased from the year ended December 31, 2005, due to increases in operating expenses, depreciation and amortization and general and administrative expenses related to our acquisition of properties in 2006 and 2005.

Interest income.  Interest income increased for the year ended December 31, 2006, compared to the year ended December 31, 2005, reflecting the increase in average interest rates on invested cash balances.

Interest expense.  The increase in interest expense in 2006 reflects an increase in average total debt outstanding which was used primarily to finance acquisitions in 2006 and 2005, and the increase in weighted average interest rates on our floating rate debt from 4.0% during the year ended December 31, 2005, to 5.8% during the year ended December 31, 2006.  The weighted average interest rate on all of our outstanding debt at December 31, 2006 and 2005, was 6.3% and 5.9%, respectively.

Loss on early extinguishment of debt.  The loss on early extinguishment of debt in 2006 relates to the write off of deferred financing fees associated with the repayment of our $350 million term loan in March.

Equity in earnings of equity investments.  The decrease in equity in earnings of equity investments in 2006 reflects our sale of all 7.7 million common shares we owned in Senior Housing and all 4.0 million common shares we owned in Hospitality Properties in March 2006.

Gain on sale of equity investments.  The increase in gain on sale of equity investments reflects the sale in March 2006 of all of the common shares we owned in Senior Housing and Hospitality Properties for aggregate net proceeds of $308.3 million.

Gain on issuance of shares by equity investees.  The 2005 gain on issuance of shares by equity investees reflects the issuance of common shares during 2005 by both Senior Housing and Hospitality Properties at prices above our per share carrying values.

Income from continuing operations.  The increase in income from continuing operations is due primarily to the sale of our investments in Senior Housing and Hospitality Properties in 2006 and properties acquired during 2005 and 2006, offset by an increase in interest expense caused by the increase in floating interest rates during 2006.

Income from discontinued operations.  The 2006 and 2005 income from discontinued operations includes operating results from one office property sold in 2007, five office properties sold in 2006, three industrial properties sold in 2005, and 48 commercial office, medical office, clinic and biotech laboratory buildings under contract for sale as of June 30, 2008.

Gain on sale of properties.  Net sales proceeds and gains from properties sold during 2006 were $10.6 million and $2.9 million, respectively.  Net sales proceeds and gains from properties sold during 2005 were $20.1 million and $7.6 million, respectively.

Net income and net income available for common shareholders.  The increase in net income and net income available for common shareholders is due primarily to the sale of our investments in Senior Housing and Hospitality Properties in 2006 and property acquisitions during 2005 and 2006, offset by an increase in interest expense caused by the increase in floating interest rates during 2006.  Net income available for common shareholders is net income reduced by preferred distributions and the excess of the redemption price paid over the carrying value of our 9.875% series A preferred shares that we redeemed in March 2006.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

LIQUIDITY AND CAPITAL RESOURCES

Our Operating Liquidity and Resources

Our principal sources of funds for current expenses and distributions to shareholders are rents from our properties.  This flow of funds has historically been sufficient for us to pay our operating expenses, debt service and distributions.  We believe that our operating cash flow will be sufficient to meet our operating expenses, debt service and distribution payments for the foreseeable future.  Our future cash flows from operating activities will depend primarily upon the following factors:

•                  our ability to maintain or improve occupancies and effective rent rates at our properties;

•                  our ability to restrain operating cost increases at our properties; and

•                  our ability to purchase new properties which produce positive cash flows from operations.

We believe that present leasing market conditions in some areas where our properties are located may result in modest decreases in effective rents.  Recent rises in fuel prices may cause our future operating costs to increase; however, the impact of these increases is expected to be partially offset by pass through of operating cost increases to our tenants pursuant to lease terms.  We generally do not purchase turn around properties or properties which do not generate positive cash flows.  Our future purchases of properties which generate positive cash flows can not be accurately projected because such purchases depend upon available opportunities which come to our attention.

Cash flows provided by (used for) operating, investing and financing activities were $271.6 million, ($419.1) million and $150.7 million, respectively, for the year ended December 31, 2007, and $272.6 million, ($193.0) million and ($81.6) million, respectively, for the year ended December 31, 2006.  Changes in all three categories between 2007 and 2006 are primarily related to property acquisitions and sales in 2007 and 2006, repayments and issuances of debt obligations, issuance and redemption of preferred shares in 2007 and 2006, and our sale of all our Senior Housing and Hospitality Properties common shares in 2006.

Our Investment and Financing Liquidity and Resources

In order to fund acquisitions and to accommodate cash needs that may result from timing differences between our receipt of rents and our desire or need to make distributions or pay operating or capital expenses, we maintain an unsecured revolving credit facility with a group of institutional lenders.  At December 31, 2007, there was $140 million outstanding and $610 million available under our revolving credit facility, and we had cash and cash equivalents of $19.9 million.  We expect to use cash balances, borrowings under our credit facility, proceeds from the sale of properties and net proceeds of offerings of equity or debt securities to fund future property acquisitions.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Our outstanding debt maturities and weighted average interest rates as of December 31, 2007, were as follows (dollars in thousands):

	Scheduled Principal Payments During Period
	Secured	Unsecured	Unsecured		Weighted
	Fixed Rate	Floating	Fixed		Average
Year	Debt	Rate Debt	Rate Debt	Total (1)	Interest Rate
2008	$10,686	$—	$—	$10,686	6.8%
2009	7,949	—	—	7,949	6.9%
2010	8,379	140,000	50,000	198,379	6.7%
2011	229,987	200,000	—	429,987	6.4%
2012	31,198	—	200,000	231,198	7.0%
2013	7,939	—	200,000	207,939	6.5%
2014	15,786	—	250,000	265,786	5.7%
2015	4,027	—	450,000	454,027	6.0%
2016	13,384	—	400,000	413,384	6.3%
2017	3,983	—	250,000	253,983	6.3%
2018 and thereafter	61,123	—	250,000	311,123	6.8%
	$394,441	$340,000	$2,050,000	$2,784,441	6.4%

(1)  Total debt as of December 31, 2007, net of unamortized premiums and discounts, equals $2,774,160.

When significant amounts are outstanding under our revolving credit facility or the maturity dates of our revolving credit facility and term debts approach, we explore alternatives for the repayment of amounts due.  Such alternatives usually include incurring additional term debt and issuing new equity securities.  We have an effective shelf registration statement that allows us to issue public securities on an expedited basis, but it does not assure that there will be buyers for such securities.  Although there can be no assurance that we will consummate any debt or equity offerings or other financings, we believe we will have access to various types of financing, including debt or equity offerings, to finance future acquisitions and capital expenditures and to pay our debt and other obligations.

The completion and the costs of our future debt transactions will depend primarily upon market conditions and our credit ratings.  We have no control over market conditions.  Our credit ratings depend upon evaluations by credit rating agencies of our business practices and plans and, in particular, whether we appear to have the ability to maintain our earnings, to space our debt maturities and to balance our use of debt and equity capital so that our financial performance and leverage ratios afford us flexibility to withstand any reasonably anticipatable adverse changes.  We intend to conduct our business activities in a manner which will continue to afford us reasonable access to capital for investment and financing activities.

During 2007, we purchased 11 office properties, including one hotel which is adjacent to owned office properties that are scheduled for redevelopment, for $108.2 million, plus closing costs, 20 industrial and other properties for $199.2 million, plus closing costs, and funded improvements to our owned properties totaling $108.3 million.  We funded all our 2007 acquisitions and improvements to our owned properties with cash on hand, by borrowing under our revolving credit facility and assuming $4.5 million of mortgage debt.  We also sold three land parcels and one office property for net proceeds of $4.4 million.

As of December 31, 2007, we had an outstanding agreement to purchase a three building office complex containing 877,000 square feet of space for $123.7 million, plus closing costs.  This property was acquired in February 2008 with cash on hand and borrowings on our revolving credit facility.  As of February 26, 2008, we have an executed purchase agreement for an additional property with 26,000 square feet of space for a purchase price of $2.0 million.  The acquisition of this property is subject to various closing conditions customary in real estate transactions and no assurances can be given as to when or if we will purchase this property.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

During the year ended December 31, 2007 and 2006, cash expenditures made and capitalized for tenant improvements, leasing costs, building improvements and development and redevelopment activities were as follows (amounts in thousands):

	Year Ended December 31,
	2007	2006
Tenant improvements	$59,009	$64,671
Leasing costs	21,452	25,514
Building improvements (1)	13,622	27,170
Development and redevelopment activities (2)	35,710	24,165

(1)          Building improvements generally include construction costs, expenditures to replace obsolete building  components, and expenditures that extend the useful life of existing assets.

(2)          Development, redevelopment and other activities generally include non-recurring expenditures that we believe increase the value of our properties.

Commitments made for expenditures in connection with leasing space during the year ended December 31, 2007, are as follows (amounts in thousands, except as noted):

	Total	Renewals	New Leases
Square feet leased during the year	5,706	3,829	1,877
Total commitments for tenant improvements and leasing costs	$82,528	$35,293	$47,235
Leasing costs per square foot (whole dollars)	$14.46	$9.22	$25.17
Average lease term (years)	7.2	7.0	7.6
Leasing costs per square foot per year (whole dollars)	$2.01	$1.32	$3.31

In June 2007, we repaid $200 million of our unsecured floating rate senior notes by drawing on our revolving credit facility.  We recognized a loss of $711,000 from the write off of deferred financing fees in connection with this repayment.  We subsequently issued $250 million of unsecured senior notes in a public offering in June, raising net proceeds of approximately $247.4 million.  These notes bear interest at 6.25%, require semi-annual interest payments and mature in June 2017.  In September 2007, we issued $250 million of unsecured senior notes in a public offering, raising net proceeds of approximately $245.8 million.  These notes bear interest at 6.65%, require semi-annual interest payments and mature in January 2018.  Net proceeds from these offerings were used to reduce amounts outstanding under our revolving credit facility.  In September 2007, we prepaid at par, $15.9 million of 7.02% mortgage debt due in 2008, using cash on hand and borrowings under our revolving credit facility.

In October 2007, we issued 12.8 million common shares in a public offering, raising net proceeds of $123.2 million.  We subsequently redeemed 5 million of our 12 million outstanding 8 ¾% series B cumulative redeemable preferred shares at the stated liquidation preference price of $25.00 per share plus accrued and unpaid dividends in November 2007.  Also in 2007, we sold 2.5 million of our common shares for net proceeds of $29.9 million pursuant to a sales agreement with a securities broker dealer which allows us to sell our common shares from time to time in a controlled equity offering program.  Net proceeds from our equity offerings were used to reduce amounts outstanding on our revolving credit facility and for general business purposes, including property acquisitions.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

As of December 31, 2007 (except as noted below), our contractual obligations were as follows (dollars in thousands):

	Payment Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Long term debt obligations	$2,784,441	$10,686	$206,328	$661,185	$1,906,242
Tenant related obligations (1)	72,666	68,488	4,178	—	—
Purchase obligations (2)	125,700	125,700	—	—	—
Projected interest expense (3)	1,172,452	176,188	346,049	263,469	386,746
Total	$4,155,259	$381,062	$556,555	$924,654	$2,292,988

(1)          Committed tenant related obligations include leasing commissions and tenant improvements and are based on leases executed through December 31, 2007.

(2)          Represents the purchase price to acquire a three building office complex for $123.7 million, which was the subject of an executed purchase agreement on December 31, 2007, plus the purchase price to acquire a property for $2.0 million pursuant to an agreement we entered in January 2008.

(3)          Projected interest expense is attributable to only the long term debt obligations listed above at existing rates and is not intended to project future interest costs which may result from debt prepayments, new debt issuances or changes in interest rates.

Except as otherwise discussed above under “Our Investment and Financing Liquidity and Resources”, we have no commercial paper, swaps, hedges, joint ventures or off balance sheet arrangements as of December 31, 2007.  None of our debt documentation requires us to provide collateral security in the event of a ratings downgrade.

Debt Covenants

Our principal debt obligations at December 31, 2007, were our unsecured revolving credit facility and our $2.25 billion of publicly issued unsecured term debt.  Our publicly issued debt is governed by an indenture.  Our public debt indenture and related supplements and our revolving credit facility agreement contain a number of financial ratio covenants which generally restrict our ability to incur debts, including debts secured by mortgages on our properties, in excess of calculated amounts, require us to maintain a minimum net worth, restrict our ability to make distributions under certain circumstances and require us to maintain other ratios.  At December 31, 2007, we were in compliance with all of our covenants under our indenture and related supplements and our revolving credit facility agreement.

In addition to our unsecured debt obligations, we have $394.4 million of mortgage notes outstanding at December 31, 2007.

None of our indenture and related supplements, our revolving credit facility or our mortgage notes contain provisions for acceleration or require us to provide collateral security which could be triggered by our debt ratings.  However, our senior debt rating is used to determine the interest rate and the fees payable under our revolving credit facility.

Our public debt indenture and related supplements contain cross default provisions to any other debts of $20 million or more.  Similarly, a default on our public debt indenture would be a default under our revolving credit facility.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Related Person Transactions

We have agreements with RMR to originate and present investment and divestment opportunities to us and to provide property management and administrative services to us.  These agreements are subject to the annual review and approval of our independent trustees.  Any termination of our contract with RMR would cause a default under our revolving credit facility, if not approved by a majority of lenders.  RMR is beneficially owned by Barry M. Portnoy and Adam D. Portnoy, who are our managing trustees.  Each of our executive officers are also officers of RMR.  RMR is compensated at an annual rate equal to 0.7% of our average real estate investments, as defined, up to the first $250 million of such investments and 0.5% thereafter, plus an incentive fee based upon increases in funds from operations per common share, as defined, plus property management fees equal to 3.0% of gross rents and construction management fees equal to 5.0% of certain construction costs.  The incentive fee to RMR is paid in our common shares.  Our total fees to RMR were $60.4 million for 2007.  RMR also provides the internal audit function for us and for other publicly owned companies to which it provides management or other services.  Our audit committee appoints our director of internal audit, and our compensation committee approves his salary.  Our compensation committee also approves the costs which we pay with respect to our internal audit function.  Our pro rata share of RMR’s costs in providing that function was approximately $170,000 in 2007.  At December 31, 2007, beneficial owners of RMR and its affiliates owned 1,475,291 of our common shares and received distributions from us totaling $1.2 million in 2007.  RMR and an affiliate also lease approximately 32,500 square feet of office space from us at rental rates which we believe to be commercially reasonable.  Rent received under these leases totaled approximately $629,000 during 2007.  All transactions between us and RMR and affiliates are approved by our independent trustees.  Our audit and compensation committees are composed solely of trustees who are independent of RMR.

Critical Accounting Policies

Our critical accounting policies are those that have the most impact on the reporting of our financial condition and results of operations and those requiring significant judgments and estimates.  We believe that our judgments and estimates are consistently applied and produce financial information that fairly presents our results of operations.  Our most critical accounting policies involve our investments in real property.  These policies affect our:

•                  allocation of purchase prices between various asset categories and the related impact on the recognition of rental income and depreciation and amortization expense;

•                  assessment of the carrying values and impairments of long lived assets; and

•                  classification of leases.

We have historically allocated the purchase prices of properties to land, building and improvements, and each component generally has a different useful life. For properties acquired subsequent to June 1, 2001, the effective date of FAS 141, we allocate the value of real estate acquired among land, building and improvements and identified intangible assets and liabilities, consisting of the value of above market and below market leases, the value of in place leases and the value of tenant relationships.  Purchase price allocations and the determination of useful lives are based on management’s estimates.  In some circumstances management engages independent real estate appraisal firms to provide market information and evaluations that are relevant to management’s purchase price allocations and determinations of useful lives; however, management is ultimately responsible for the purchase price allocations and determination of useful lives.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Purchase price allocations to land, building and improvements are based on our determination of the relative fair values of these assets assuming the property is vacant. We determine the fair value of a property using methods which we believe are similar to those used by independent appraisers. Purchase price allocations to above market and below market leases are based on the estimated present value (using an interest rate which reflects our assessment of the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in place leases and (ii) our estimate of fair market lease rates for the corresponding leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.  Purchase price allocations to in place leases and tenant relationships are determined as the excess of (i) the purchase price paid for a property after adjusting existing in place leases to estimated market rental rates over (ii) the estimated fair value of the property as if vacant.  This aggregate value is allocated between in place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease; however, the value of tenant relationships has not been separated from in place lease value because such value and related amortization expense is immaterial for acquisitions reflected in our financial statements.  Factors we consider in performing these analyses include estimates of carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs to execute similar leases in current market conditions, such as leasing commissions, legal and other related costs.  If the value of tenant relationships are material in the future, those amounts will be separately allocated and amortized over the estimated life of the relationships.

We compute depreciation expense using the straight line method over estimated useful lives of up to 40 years for buildings and improvements, and up to 12 years for personal property.  The allocated cost of land is not depreciated.  Capitalized above market lease values (included in acquired real estate leases in the accompanying consolidated balance sheet) are amortized as a reduction to rental income over the remaining non-cancelable terms of the respective leases.  Capitalized below market lease values (presented as acquired real estate lease obligations in the accompanying consolidated balance sheet) are amortized as an increase to rental income over the remaining initial terms of the respective leases. The value of in place leases exclusive of the value of above market and below market in place leases is amortized to expense over the remaining non-cancelable periods of the respective leases.  If a lease is terminated prior to its stated expiration, all unamortized amounts relating to that lease are written off. Our purchase price allocations require us to make certain assumptions and estimates.  Incorrect assumptions and estimates may result in inaccurate depreciation and amortization charges over future periods.

We periodically evaluate our real estate properties for impairment.  Impairment indicators may include declining tenant occupancy, weak or declining tenant profitability, cash flow or liquidity, our decision to dispose of an asset before the end of its estimated useful life or legislative, economic or market changes that could permanently reduce the value of our investments.  If indicators of impairment are present, we evaluate the carrying value of the related real estate property by comparing it to the expected future undiscounted cash flows to be generated from that property.  If the sum of these expected future cash flows is less than the carrying value, we reduce the net carrying value of the property to the present value of these expected future cash flows. This analysis requires us to judge whether indicators of impairment exist and to estimate likely future cash flows.  If we misjudge or estimate incorrectly or if future tenant profitability, market or industry factors differ from our expectations we may record an impairment charge which is inappropriate or fail to record a charge when we should have done so, or the amount of such charges may be inaccurate.

Some of our real estate properties are leased on a triple net basis, pursuant to non-cancelable, fixed term, leases.  Each time we enter a new lease or materially modify an existing lease we evaluate its classification as either a capital lease or operating lease.  The classification of a lease as capital or operating affects the carrying value of a property, as well as our recognition of rental payments as revenue.  These evaluations require us to make estimates of, among other things, the remaining useful life and market value of a property, discount rates and future cash flows.  Incorrect assumptions or estimates may result in misclassification of our leases and make our stated revenues and income inaccurate.

These policies involve significant judgments made based upon our experience, including judgments about current valuations, ultimate realizable value, estimated useful lives, salvage or residual value, the ability of our tenants to perform their obligations to us, current and future economic conditions and competitive factors in the markets in which our properties are located.  Competition, economic conditions and other factors may cause occupancy declines in the future.  In the future, we may need to revise our carrying value assessments to incorporate information which is not now known, and such revisions could increase or decrease our depreciation expense related to properties we own, result in the classification of our leases as other than operating leases or decrease the carrying values of our assets.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

IMPACT OF INFLATION

Inflation might have both positive and negative impacts upon us.  Inflation might cause the value of our real estate to increase.  Inflation might also cause our costs of equity and debt capital and other operating costs to increase.  An increase in our capital costs or in our operating costs will result in decreased earnings unless it is offset by increased revenues.

To mitigate the adverse impact of increased costs of debt capital in the event of material inflation, we may enter into interest rate hedge arrangements in the future.  The decision to enter into these agreements will be based on the amount of our floating rate debt outstanding, our belief that material interest rate increases are likely to occur and upon requirements of our borrowing arrangements.

In periods of rapid inflation, our tenants’ operating costs may increase faster than revenues and this fact may have an adverse impact upon us if our tenants’ operating income becomes insufficient to pay our rent.  To mitigate the adverse impact of increased operating costs, we require some of our tenants to provide guarantees or security for our rent.

Item 15.  Exhibits and Financial Statement Schedules

(a)     Index to Financial Statements and Financial Statement Schedules

The following consolidated financial statements and financial statement schedules of HRPT Properties Trust are included on the pages indicated:

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, or are inapplicable, and therefore have been omitted.

Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of HRPT Properties Trust

We have audited the accompanying consolidated balance sheets of HRPT Properties Trust as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007.  Our audits also included the financial statement schedules listed in the Index at Item 15(a). These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HRPT Properties Trust at December 31, 2007 and 2006, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), HRPT Properties Trust’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 22, 2008 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 22, 2008 (except for Note 15,

as to which date is October 17, 2008)

Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of HRPT Properties Trust

We have audited HRPT Properties Trust’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). HRPT Properties Trust’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in Item 9A of HRPT Properties Trust’s Annual Report on Form 10-K under the heading Management Report on Assessment of Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, HRPT Properties Trust maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the 2007 consolidated financial statements of HRPT Properties Trust and our report dated February 22, 2008 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 22, 2008

HRPT PROPERTIES TRUST

CONSOLIDATED BALANCE SHEET

(amounts in thousands, except share data)

	December 31,
	2007	2006
ASSETS
Real estate properties:
Land	$1,189,684	$1,143,109
Buildings and improvements	4,966,610	4,619,164
	6,156,294	5,762,273
Accumulated depreciation	(808,216)	(668,460)
	5,348,078	5,093,813
Acquired real estate leases	150,672	167,879
Cash and cash equivalents	19,879	16,700
Restricted cash	18,027	22,718
Rents receivable, net of allowance for doubtful accounts of $6,290 and $4,737, respectively	197,967	172,566
Other assets, net	124,709	102,273
Total assets	$5,859,332	$5,575,949

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$140,000	$40,000
Senior unsecured debt, net	2,239,784	1,941,173
Mortgage notes payable, net	394,376	416,058
Accounts payable and accrued expenses	89,441	93,734
Dividends payable	—	44,111
Acquired real estate lease obligations	41,607	41,833
Rent collected in advance	24,779	19,592
Security deposits	16,063	15,972
Due to affiliates	10,399	12,708
Total liabilities	2,956,449	2,625,181

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 and 12,000,000 shares issued and outstanding, respectively, aggregate liquidation preference $175,000 and $300,000, respectively	169,079	289,849
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 225,444,497 and 210,051,590 shares issued and outstanding, respectively	2,254	2,101
Additional paid in capital	2,923,455	2,774,461
Cumulative net income	1,827,609	1,703,354
Cumulative common distributions	(2,251,539)	(2,115,299)
Cumulative preferred distributions	(281,260)	(216,983)
Total shareholders’ equity	2,902,883	2,950,768
Total liabilities and shareholders’ equity	$5,859,332	$5,575,949

See accompanying notes

HRPT PROPERTIES TRUST

CONSOLIDATED STATEMENT OF INCOME

(amounts in thousands, except per share data)

	Year Ended December 31,
	2007	2006	2005
Rental income	$783,266	$744,008	$655,315

Expenses:
Operating expenses	315,131	297,736	255,850
Depreciation and amortization	170,321	149,072	126,835
General and administrative	33,711	30,222	28,718
Total expenses	519,163	477,030	411,403

Operating income	264,103	266,978	243,912

Interest income	2,293	2,736	1,017
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $4,426, $4,490 and $2,488, respectively)	(170,970)	(165,568)	(143,663)
Loss on early extinguishment of debt	(711)	(1,659)	(168)
Equity in earnings of equity investments	—	3,136	14,352
Gain on sale of equity investments	—	116,287	5,522
Gain on issuance of shares by equity investees	—	—	6,241
Income from continuing operations before income tax expense	94,715	221,910	127,213
Income tax expense	(395)	—	—
Income from continuing operations	94,320	221,910	127,213
Discontinued operations:
Income from discontinued operations	27,714	25,753	30,179
Gain on sale of properties	2,221	2,917	7,592
Net income	124,255	250,580	164,984
Preferred distributions	(60,572)	(44,692)	(46,000)
Excess redemption price paid over carrying value of preferred shares	(4,230)	(6,914)	—
Net income available for common shareholders	$59,453	$198,974	$118,984

Weighted average common shares outstanding – basic	214,361	209,965	197,831

Weighted average common shares outstanding – diluted	243,554	216,524	197,831

Earnings per common share:
Income from continuing operations available for common shareholders – basic and diluted	$0.14	$0.81	$0.41
Income from discontinued operations – basic and diluted	$0.14	$0.14	$0.19
Net income available for common shareholders – basic	$0.28	$0.95	$0.60
Net income available for common shareholders – diluted	$0.28	$0.94	$0.60

See accompanying notes

HRPT PROPERTIES TRUST

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

(amounts in thousands, except share data)

	Preferred Shares									Common Shares
	Series A		Series B		Series C		Series D		Cumulative			Cumulative	Additional
	Number of Shares	Preferred Shares	Number of Shares	Preferred Shares	Number of Shares	Preferred Shares	Number of Shares	Preferred Shares	Preferred Distributions	Number of Shares	Common Shares	Common Distributions	Paid in Capital	Cumulative Net Income	Total
Balance at December 31, 2004	8,000,000	$193,086	12,000,000	$289,849	—	$—	—	$—	$(130,663)	177,316,525	$1,773	$(1,729,587)	$2,394,946	$1,287,790	$2,307,194
Issuance of shares, net	—	—	—	—	—	—	—	—	—	32,500,000	325	—	383,649	—	383,974
Stock grants	—	—	—	—	—	—	—	—	—	44,100	1	—	564	—	565
Net income	—	—	—	—	—	—	—	—	—	—	—	—	—	164,984	164,984
Distributions	—	—	—	—	—	—	—	—	(46,000)	—	—	(165,231)	—	—	(211,231)
Balance at December 31, 2005	8,000,000	193,086	12,000,000	289,849	—	—	—	—	(176,663)	209,860,625	2,099	(1,894,818)	2,779,159	1,452,774	2,645,486
Issuance of shares, net	—	—	—	—	6,000,000	145,015	15,180,000	368,270	—	—	—	—	—	—	513,285
Redemption of shares	(8,000,000)	(193,086)	—	—	—	—	—	—	—	—	—	—	(6,914)	—	(200,000)
Stock grants	—	—	—	—	—	—	—	—	—	190,965	2	—	2,216	—	2,218
Net income	—	—	—	—	—	—	—	—	—	—	—	—	—	250,580	250,580
Distributions	—	—	—	—	—	—	—	—	(40,320)	—	—	(220,481)	—	—	(260,801)
Balance at December 31, 2006	—	—	12,000,000	289,849	6,000,000	145,015	15,180,000	368,270	(216,983)	210,051,590	2,101	(2,115,299)	2,774,461	1,703,354	2,950,768
Issuance of shares, net	—	—	—	—	—	—	—	—	—	15,311,967	152	—	152,922	—	153,074
Redemption of shares	—	—	(5,000,000)	(120,770)	—	—	—	—	—	—	—	—	(4,230)	—	(125,000)
Stock grants	—	—	—	—	—	—	—	—	—	80,940	1	—	302	—	303
Net income	—	—	—	—	—	—	—	—	—	—	—	—	—	124,255	124,255
Distributions	—	—	—	—	—	—	—	—	(64,277)	—	—	(136,240)	—	—	(200,517)
Balance at December 31, 2007	—	$—	7,000,000	$169,079	6,000,000	$145,015	15,180,000	$368,270	$(281,260)	225,444,497	$2,254	$(2,251,539)	$2,923,455	$1,827,609	$2,902,883

See accompanying notes

HRPT PROPERTIES TRUST

CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands)

	Year Ended December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$124,255	$250,580	$164,984
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	147,550	128,768	111,951
Amortization of debt discounts, premiums and deferred financing fees	4,377	4,452	2,488
Amortization of acquired real estate leases	30,966	30,098	23,025
Other amortization	14,424	11,482	8,871
Loss on early extinguishment of debt	711	1,659	—
Equity in earnings of equity investments	—	(3,136)	(14,352)
Gain on sale of equity investments	—	(116,287)	(5,522)
Gain on issuance of shares by equity investees	—	—	(6,241)
Distributions of earnings from equity investments	—	3,136	14,352
Gain on sale of properties	(2,221)	(2,917)	(7,592)
Change in assets and liabilities:
Decrease (increase) in restricted cash	4,691	(3,644)	3,840
Increase in rents receivable and other assets	(49,319)	(49,703)	(55,643)
(Decrease) increase in accounts payable and accrued expenses	(6,829)	12,254	1,043
Increase in rent collected in advance	5,187	1,734	2,650
Increase in security deposits	91	2,322	1,902
(Decrease) increase in due to affiliates	(2,309)	1,832	(5,542)
Cash provided by operating activities	271,574	272,630	240,214

CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate acquisitions and improvements	(423,488)	(514,269)	(590,411)
Distributions in excess of earnings from equity investments	—	2,251	8,294
Proceeds from sale of properties	4,410	10,641	20,078
Proceeds from sale of equity investments	—	308,333	16,976
Cash used for investing activities	(419,078)	(193,044)	(545,063)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred shares, net	—	513,285	—
Redemption of preferred shares	(125,000)	(200,000)	—
Proceeds from issuance of common shares, net	153,074	—	383,974
Proceeds from borrowings	1,220,340	1,112,000	1,058,247
Payments on borrowings	(848,979)	(1,286,688)	(921,555)
Deferred financing fees	(4,124)	(3,512)	(7,171)
Distributions to common shareholders	(180,351)	(176,370)	(165,231)
Distributions to preferred shareholders	(64,277)	(40,320)	(46,000)
Cash provided by (used for) financing activities	150,683	(81,605)	302,264

Increase (decrease) in cash and cash equivalents	3,179	(2,019)	(2,585)
Cash and cash equivalents at beginning of period	16,700	18,719	21,304
Cash and cash equivalents at end of period	$19,879	$16,700	$18,719

See accompanying notes

HRPT PROPERTIES TRUST

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

(amounts in thousands)

	Year Ended December 31,
	2007	2006	2005

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid (including capitalized interest paid of $489 and $335 in 2007 and 2006, respectively)	$162,392	$160,553	$141,890

NON-CASH INVESTING ACTIVITIES:
Real estate acquisitions	$(4,545)	$(50,655)	$(29,274)

NON-CASH FINANCING ACTIVITIES:
Issuance of common shares	$303	$2,218	$565
Assumption of mortgage notes payable	4,545	50,655	29,274

See accompanying notes

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization

HRPT Properties Trust is a Maryland real estate investment trust, or REIT, which was organized on October 9, 1986. At December 31, 2007, we had investments in 535 office, industrial and other properties, including approximately 17 million square feet of leased industrial and commercial lands.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation. The consolidated financial statements include our investments in 100% owned subsidiaries. Our investments in 50% or less owned companies over which we could exercise influence, but did not control, were accounted for using the equity method of accounting until sold during March 2006. Significant influence was present through common representation on the board of trustees. Our managing trustees are also managing trustees of Senior Housing Properties Trust, or Senior Housing, and Hospitality Properties Trust, or Hospitality Properties, and owners of Reit Management & Research LLC, or RMR, which is the investment manager to us, Senior Housing and Hospitality Properties. Prior to the sale of our investments in Senior Housing and Hospitality Properties in March 2006, we used the income statement method to account for issuance of common shares of beneficial interest by Senior Housing and Hospitality Properties. Under this method, gains and losses reflecting changes in the value of our investments at the date of issuance of additional common shares by Senior Housing or Hospitality Properties were recognized in our income statement. All intercompany transactions have been eliminated.

Real Estate Properties. Real estate properties are recorded at cost. Depreciation on real estate investments is provided for on a straight line basis over estimated useful lives ranging up to 40 years.

We have historically allocated the purchase prices of properties to land, building and improvements, and each component generally has a different useful life. For properties acquired subsequent to June 1, 2001, the effective date of Financial Accounting Standard No. 141, “Business Combinations”, or FAS 141, we allocate the value of real estate acquired among land, building and improvements and identified intangible assets and liabilities, consisting of the value of above market and below market leases, the value of in place leases and the value of tenant relationships. Purchase price allocations and the determination of useful lives are based on management’s estimates. In some circumstances management engages independent real estate appraisal firms to provide market information and evaluations that are relevant to management’s purchase price allocations and determinations of useful lives; however, management is ultimately responsible for the purchase price allocations and determination of useful lives.

Purchase price allocations to land, building and improvements are based on management’s determination of the relative fair values of these assets assuming the property is vacant. Management determines the fair value of a property using methods similar to those used by independent appraisers. Purchase price allocations to above market and below market leases are based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in place leases and (ii) our estimate of fair market lease rates for the corresponding leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. Purchase price allocations to in place leases and tenant relationships are determined as the excess of (i) the purchase price paid for a property after adjusting existing in place leases to market rental rates over (ii) the estimated fair value of the property as if vacant. This aggregate value is allocated between in place lease values and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease; however, the value of tenant relationships has not been separated from in place lease value because such value and related amortization expense is immaterial for acquisitions reflected in our financial statements. Factors we consider in performing these analyses include estimates of carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs to execute similar leases in current market conditions, such as leasing commissions, legal and other related costs. If the value of tenant relationships is material in the future, those amounts will be separately allocated and amortized over the estimated life of the relationships.

Capitalized above market lease values (included in acquired real estate leases in our consolidated balance sheet) are amortized as a reduction to rental income over the remaining non-cancelable terms of the respective leases. Capitalized below market lease values (presented as acquired real estate lease obligations in our consolidated balance sheet) are amortized as an increase to rental income over the non-cancelable periods of the respective leases. Such amortization resulted in changes to rental income of ($9.4) million, ($10.0) million and ($7.3) million during the years ended December 31, 2007, 2006 and 2005, respectively, and changes to income from discontinued operations of ($479,000), ($416,000) and ($43,000), for the years ended December 31, 2007, 2006 and 2005,

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

respectively. The value of in place leases exclusive of the value of above market and below market in place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. The amount of such amortization included in depreciation and amortization totaled $20.9 million, $19.6 million and $15.5 million during the years ended December 31, 2007, 2006 and 2005, respectively. The amount of such amortization included in income from discontinued operations totaled $108,000, $85,000 and $182,000 during the years ended December 31, 2007, 2006 and 2005, respectively. If a lease is terminated prior to its stated expiration, the unamortized amount relating to that lease is written off.

Intangible lease assets and liabilities recorded by us for properties acquired in 2007 totaled $21.8 million and $6.0 million, respectively. Intangible lease assets and liabilities recorded by us for properties acquired in 2006 totaled $44.7 million and $9.5 million, respectively. Accumulated amortization of capitalized above and below market lease values was $30.6 million and $20.7 million at December 31, 2007 and 2006, respectively. Accumulated amortization of the value of in place leases exclusive of the value of above and below market in place leases was $73.6 million and $52.6 million at December 31, 2007 and 2006, respectively. Future amortization of intangible lease assets and liabilities to be recognized by us during the current terms of our leases as of December 31, 2007, are approximately $27.7 million in 2008, $23.7 million in 2009, $19.6 million in 2010, $11.9 million in 2011, $6.1 million in 2012 and $20.1 million thereafter.

Impairment losses on investments are recognized where indicators of impairment are present and the undiscounted cash flow estimated to be generated by our investments is less than the carrying amount of such investments. The determination of undiscounted cash flow includes consideration of many factors including income to be earned from the investment, holding costs (exclusive of interest), estimated selling prices, and prevailing economic and market conditions.

Certain of our real estate assets contain hazardous substances, including asbestos. We believe the asbestos at our properties is contained in accordance with current environmental regulations and we have no current plans to remove it. If these properties were demolished today, certain environmental regulations specify the manner in which the asbestos must be handled and disposed of. Certain of our industrial lands in Hawaii may require expensive environmental remediation, especially if the use of those lands is changed; however, we do not have any present plans to change those land uses or to undertake this environmental clean up. Because the obligation to remove the asbestos or clean our Hawaii lands have indeterminable settlement dates, we are not able to reasonably estimate the fair value of this asset retirement obligation. We do not believe that there are other environmental conditions at any of our properties that have a material adverse effect on us. However, no assurances can be given that such conditions are not present in our properties or that other costs we incur to remediate contamination will not have a material adverse effect on our business or financial condition.

Cash and Cash Equivalents. Cash and short term investments with original maturities of three months or less at the date of purchase are carried at cost plus accrued interest.

Restricted Cash. Restricted cash consists of amounts escrowed for future real estate taxes, insurance, leasing costs, capital expenditures and debt service, as required by some of our mortgage debts, as well as security deposits paid to us by some of our tenants.

Other Assets, Net. Other assets consist principally of deferred financing fees, deferred leasing costs and prepaid property operating expenses. Deferred financing fees include issuance costs related to borrowings and are capitalized and amortized over the terms of the respective loans. At December 31, 2007 and 2006, deferred financing fees totaled $37.4 million and $34.2 million, respectively, and accumulated amortization for deferred financing fees totaled $20.0 million and $16.9 million, respectively. Deferred leasing costs include brokerage, legal and other fees associated with the successful negotiation of leases and are amortized on a straight line basis over the terms of the respective leases. Deferred leasing costs totaled $112.6 million and $95.2 million at December 31, 2007 and 2006, respectively, and accumulated amortization for deferred leasing costs totaled $35.5 million and $25.1 million, respectively. Future amortization of deferred financing fees and leasing costs to be recognized by us during the current terms of our loans and leases as of December 31, 2007, are approximately $18.5 million in 2008, $16.3 million in 2009, $13.7 million in 2010, $10.2 million in 2011, $8.3 million in 2012 and $27.5 million thereafter.

Revenue Recognition. Rental income from operating leases is recognized on a straight line basis over the life of the lease agreements.

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability or unwillingness of certain tenants to make payments required under their leases. The computation of the allowance is based on the tenants’ payment histories and current credit profiles, as well as other considerations.

Earnings Per Common Share. Earnings per common share, or EPS, is computed using the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if our series D convertible preferred shares were converted into our common shares, where such conversion would result in a lower EPS amount.

Reclassifications. Reclassifications have been made to the prior years’ financial statements and footnotes to conform to the current year’s presentation.

Income Taxes. We are a real estate investment trust under the Internal Revenue Code of 1986, as amended and, are generally not subject to federal and state income taxes provided we distribute our taxable income to our shareholders and meet other requirements for qualifying as a real estate investment trust. However, we are subject to some state and local taxes most of which are not measured based on our income, and in limited circumstances we are subject to state income tax without regard to our REIT status. The provision for state taxes which is based on our income has been separately stated in our consolidated statement of income.

Use of Estimates. Preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires us to make estimates and assumptions that may affect the amounts reported in these financial statements and related notes. The actual results could differ from these estimates.

New Accounting Pronouncements. In June 2006, the Financial Accounting Standards Board, or FASB, issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 prescribes how we should recognize, measure and present in our financial statements uncertain tax positions that have been taken or are expected to be taken in a tax return. Pursuant to FIN 48, we can recognize a tax benefit only if it is “more likely than not” that a particular tax position will be sustained upon examination or audit. To the extent the “more likely than not” standard has been satisfied, the benefit associated with a tax position is measured as the largest amount that is greater than 50% likely of being realized upon settlement. As required, we adopted FIN 48 effective January 1, 2007, and have concluded that the effect is not material to our consolidated financial statements. Accordingly, we did not record a cumulative effect adjustment related to the adoption of FIN 48.

Tax returns filed for the 2003 through 2007 tax years are subject to examination by taxing authorities. We classify interest and penalties related to uncertain tax positions, if any, in our financial statements as a component of general and administrative expense.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, or FAS 157. FAS 157 establishes a framework for measuring and defining fair value, and expands the disclosures about the use of fair value measurements. FAS 157 is effective beginning January 1, 2008. We do not expect the adoption of FAS 157 to have a material impact on our consolidated financial statements.

Note 3. Real Estate Properties

During 2007 we purchased 11 office properties, including one hotel property that is adjacent to owned office properties that are scheduled for redevelopment, for $108.2 million, plus closing costs, and 20 industrial and other properties for $199.2 million, plus closing costs. We also funded $108.3 million of improvements to our owned properties. We funded all of these transactions with cash on hand, by borrowing under our revolving credit facility and the assumption of $4.5 million of secured mortgage debt. We allocated $21.8 million of our total 2007 acquisition costs to acquired real estate leases and $6.0 million to acquired real estate lease obligations. During 2007 we also sold three land parcels and one office property for net proceeds of $4.4 million and recognized gains of $2.2 million.

As of December 31, 2007, we had an outstanding agreement to purchase a three building office complex containing 877,000 square feet of space for $123.7 million, plus closing costs. These properties were acquired in February 2008.

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Our real estate properties are generally leased on gross lease, modified gross lease or triple net lease bases pursuant to non-cancelable, fixed term operating leases expiring between 2008 to 2051. The triple net leases generally require the lessee to pay all property operating costs. Our gross leases and modified gross leases require us to pay all or some property operating expenses and to provide all or most property management services. We committed $82.5 million for expenditures related to 5.7 million square feet of leases executed during 2007. Committed but unspent tenant related obligations based on executed leases as of December 31, 2007, were $72.7 million.

The future minimum lease payments scheduled to be received by us during the current terms of our leases as of December 31, 2007, are approximately $683.3 million in 2008, $638.9 million in 2009, $585.1 million in 2010, $497.0 million in 2011, $411.0 million in 2012 and $2.1 billion thereafter.

Note 4. Equity Investments

Until March 2006, we held investments in Senior Housing and Hospitality Properties. Senior Housing is a real estate investment trust that owns healthcare properties and was a 100% owned subsidiary of ours until 1999. Hospitality Properties is a real estate investment trust that owns hotels and travel centers and was a 100% owned subsidiary of ours until 1995.

In March 2006, we sold all 7,710,738 Senior Housing common shares we owned in an underwritten public offering for $17.60 per common share for gross proceeds of $135.7 million (net $133.1 million) and we realized a gain of $39.1 million.

In December 2005, Senior Housing issued 3,250,000 common shares in a public offering for $18.90 per common share for net proceeds of $58.2 million, and we recognized a gain of $1.5 million pursuant to the income statement method of accounting. Simultaneously with this offering, we sold 950,000 of our Senior Housing common shares for $18.90 per common share for gross proceeds of $18.0 million (net $17.0 million) and we recognized a gain of $5.5 million. Our ownership percentage in Senior Housing was reduced from 12.6% prior to these transactions to 10.7% after these transactions.

Summarized financial data of Senior Housing for the year ended December 31, 2005, is as follows (amounts in thousands, except per share data):

2005
Revenues	$163,187
Expenses	105,206
Income from continuing operations	57,981
Gain on sale of properties	5,931
Net income	$63,912

Weighted average shares outstanding	68,757

Basic and diluted earnings per share:
Income from continuing operations	$0.84
Gain on sale of properties	$0.09
Net income	$0.93

In March 2006, we sold all 4,000,000 Hospitality Properties common shares we owned in an underwritten public offering for $44.75 per common share for gross proceeds of $179.0 million (net $175.3 million) and we realized a gain of $77.2 million.

In 2005, Hospitality Properties issued 4,700,000 common shares in a public offering for $44.39 per common share, raising net proceeds of $199.2 million. Our ownership percentage in Hospitality Properties was reduced from 6.0% prior to this transaction to 5.6% after this transaction, and we recognized a gain of $4.7 million pursuant to the income statement method of accounting.

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Summarized financial data of Hospitality Properties for the year ended December 31, 2005, is as follows (amounts in thousands, except per share data):

2005
Revenues	$834,412
Expenses	704,509
Net income	129,903
Preferred distributions	(7,656)
Net income available for common shareholders	$122,247

Weighted average common shares outstanding	69,866

Basic and diluted earnings per common share:
Net income available for common shareholders	$1.75

Note 5. Shareholders’ Equity

We have common shares available for issuance under the terms of our 2003 Incentive Share Award Plan, or the Award Plan. During the years ended December 31, 2007, 2006 and 2005, 67,200 common shares with an aggregate market value of $637,000, 66,050 common shares with an aggregate market value of $798,000 and 39,600 common shares with an aggregate market value of $512,000, respectively, were awarded to our officers and certain employees of RMR pursuant to this plan. All of our trustees were each awarded 3,000 common shares in 2007 with an aggregate market value of $175,500 and 2,250 common shares in 2006 with an aggregate market value of $122,000, as part of their annual fees. Our independent trustees were each awarded 1,500 common shares in 2005 with an aggregate market value of $53,000, as part of their annual fees. The shares awarded to our trustees vested immediately. The shares awarded to our officers and certain employees of RMR vest in three or five annual installments beginning on the date of grant. We include the value of awarded common shares in general and administrative expenses at the time the awards vest. At December 31, 2007, 6,181,038 of our common shares remain available for issuance under the Award Plan.

Cash distributions per common share paid by us in 2007, 2006 and 2005, were $0.84 per year. The characterization of our distributions paid in 2007, 2006 and 2005 was 72.2%, 63.5% and 63.2% ordinary income, respectively, 27.8%, 0.0% and 32.7% return of capital, respectively, and 0%, 36.5% and 4.1% capital gain, respectively. In January 2008, we declared a distribution of $0.21 per common share which was paid on February 22, 2008, to shareholders of record on January 18, 2008. Our credit facility agreement contains a number of financial and other covenants, including a covenant which limits, with certain exceptions, the amount of aggregate distributions on common shares to 90% of operating cash flow available for shareholder distributions as defined in the agreement.

Our series B cumulative redeemable preferred shares carry dividends of $2.1875, 8 ¾%, per annum, payable in equal quarterly payments. Each series B preferred share has a liquidation preference of $25.00 and is redeemable, at our option, for $25.00 each plus accrued and unpaid dividends at any time. We redeemed 5,000,000 of our series B preferred shares for $25.00 each plus accrued and unpaid dividends in November 2007. Our 6,000,000 series C cumulative redeemable preferred shares carry dividends of $1.78125, 7 1/8%, per annum, payable in equal quarterly payments. Each series C preferred share has a liquidation preference of $25.00 and is redeemable, at our option, for $25.00 each plus accrued and unpaid dividends at any time on or after February 15, 2011.

Our 15,180,000 series D cumulative convertible preferred shares carry dividends of $1.625, 6 ½%, per annum, payable in equal quarterly payments. Our series D preferred shares are convertible, at the holder’s option, into our common shares at an initial conversion rate of 1.9231 common shares per series D preferred share, which is equivalent to an initial conversion price of $13.00 per common share, or 29,192,658 additional common shares at December 31, 2007. On or after November 20, 2011, if our common shares trade at or above the then applicable conversion price, we may, at our option, convert some or all of the series D preferred shares into common shares at the then applicable conversion rate. If a fundamental change occurs, which generally will be deemed to occur upon a change in control or a termination of trading of our common shares (or other equity securities into which our series D preferred shares are then convertible), holders of our series D preferred shares will have a special right to convert their series D preferred shares into a number of our common shares per $25.00 liquidation preference, plus accrued and unpaid distributions, divided by 98% of the market price, as defined, of our common shares, unless we exercise

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

our right to repurchase these series D preferred shares for cash, at a purchase price equal to 100% of their liquidation preference, plus accrued and unpaid distributions.

We have a sales agreement with Cantor Fitzgerald & Co. (“Cantor”) which allows us to offer and sell up to 20,000,000 of our common shares from time to time in a controlled equity offering program. Pursuant to this agreement, Cantor has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to sell our common shares that we specify from time to time; we have no obligation to specify any of our common shares for sale in this program; and we may at any time suspend sales or terminate the program. In 2007, we sold 2,514,800 common shares under this program for net proceeds of $29.9 million.

We have adopted a Shareholders Rights Plan pursuant to which a right to purchase securities is distributable to shareholders in certain circumstances. Each right entitles the holder to purchase or to receive securities or other assets of ours upon the occurrence of certain events. The rights expire on October 17, 2014, and are redeemable at our option.

Note 6. Transactions with Affiliates

We have agreements with RMR to originate and present investment and divestment opportunities to us and to provide property management and administrative services to us. These agreements are subject to the annual review and approval of our independent trustees. Any termination of our contract with RMR would cause a default under our revolving credit facility, if not approved by a majority of lenders. RMR is beneficially owned by Barry M. Portnoy and Adam D. Portnoy, who are our managing trustees. Each of our executive officers are also officers of RMR. RMR is compensated at an annual rate equal to 0.7% of our average real estate investments, as defined, up to the first $250 million of such investments and 0.5% thereafter, plus an incentive fee based upon increases in funds from operations per common share, as defined, plus property management fees equal to 3.0% of gross rents and construction management fees equal to 5.0% of certain construction costs. The incentive fee to RMR is paid in our common shares. Incentive fees earned for the year ended December 31, 2005, were approximately $1.2 million. No incentive fees were earned for the years ended December 31, 2007 and 2006. RMR also provides the internal audit function for us and for other publicly owned companies to which it provides management or other services. Our audit committee appoints our director of internal audit, and our compensation committee approves his salary. Our compensation committee also approves the costs which we pay with respect to our internal audit function. Our pro rata share of RMR’s costs in providing that function was approximately $170,000 in 2007. At December 31, 2007, beneficial owners of RMR and its affiliates owned 1,475,291 of our common shares. RMR and an affiliate also lease approximately 32,500 square feet of office space from us at rental rates which we believe to be commercially reasonable. All transactions between us and RMR and affiliates are approved by our independent trustees. Our audit and compensation committees are composed solely of trustees who are independent of RMR.

Amounts resulting from transactions with affiliates are as follows (dollars in thousands):

	Year Ended December 31,
	2007	2006	2005
Investment and administration related fees, incentive fees and internal audit costs paid to RMR	$31,733	$29,487	$26,973
Distributions paid to beneficial owners of RMR and their affiliates	1,237	1,208	1,132
Rental income received from RMR and an affiliate	629	484	495
Management fees paid to RMR	28,677	25,036	22,481
Dividends received from Hospitality Properties	—	2,920	11,560
Dividends received from Senior Housing	—	2,467	11,086

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 7.  Indebtedness

At December 31, 2007 and 2006, our outstanding indebtedness included the following (dollars in thousands):

	December 31,
	2007	2006
Unsecured revolving credit facility, due August 2010, at LIBOR plus a premium	$140,000	$40,000
Unsecured floating rate senior notes, due March 2011, at LIBOR plus a premium	200,000	400,000
Senior Notes, due 2010 at 8.875%	30,000	30,000
Senior Notes, due 2010 at 8.625%	20,000	20,000
Senior Notes, due 2012 at 6.95%	200,000	200,000
Senior Notes, due 2013 at 6.50%	200,000	200,000
Senior Notes, due 2014 at 5.75%	250,000	250,000
Senior Notes, due 2015 at 6.40%	200,000	200,000
Senior Notes, due 2015 at 5.75%	250,000	250,000
Senior Notes, due 2016 at 6.25%	400,000	400,000
Senior Notes, due 2017 at 6.25%	250,000	—
Senior Notes, due 2018 at 6.65%	250,000	—
Mortgage Notes Payable, due 2008 at 7.02%	—	16,056
Mortgage Notes Payable, due 2008 at 8.00%	1,891	3,566
Mortgage Notes Payable, due 2009 at 5.17%	1,701	3,189
Mortgage Notes Payable, due 2011 at 6.814%	238,744	242,479
Mortgage Notes Payable, due 2012 at 8.05%	24,794	25,170
Mortgage Notes Payable, due 2012 at 6.0%	5,223	5,349
Mortgage Notes Payable, due 2013 at 6.5%	4,524	—
Mortgage Notes Payable, due 2014 at 4.95%	13,715	13,949
Mortgage Notes Payable, due 2016 at 7.36%	13,313	13,634
Mortgage Notes Payable, due 2022 at 7.31%	4,334	4,504
Mortgage Notes Payable, due 2022 at 7.85%	2,111	2,190
Mortgage Notes Payable, due 2022 at 6.75%	5,003	5,205
Mortgage Notes Payable, due 2026 at 5.71%	9,316	9,599
Mortgage Notes Payable, due 2028 at 8.50%	28,600	29,016
Mortgage Notes Payable, due 2029 at 6.794%	41,172	41,969
	2,784,441	2,405,875
Less unamortized net premiums and discounts	10,281	8,644
	$2,774,160	$2,397,231

In June 2007, we repaid $200 million of our unsecured floating rate senior notes by drawing on our revolving credit facility.  We recognized a loss of $711,000 from the write off of deferred financing fees in connection with this repayment.  We subsequently issued $250 million of unsecured senior notes in a public offering, raising net proceeds of approximately $247.4 million.  These notes bear interest at 6.25%, require semi-annual interest payments and mature in June 2017.  In September 2007, we issued $250 million of unsecured senior notes in a public offering, raising net proceeds of approximately $245.8 million.  These notes bear interest at 6.65%, require semi-annual interest payments and mature in January 2018.  Net proceeds from these offerings were used to reduce amounts outstanding under our revolving credit facility.  In September 2007, we prepaid at par, $15.9 million of 7.02% mortgage debt due in 2008, using cash on hand and borrowings under our revolving credit facility.

We have an unsecured revolving credit facility with a borrowing capacity of $750 million that we use for acquisitions, working capital and general business purposes.  The revolving credit facility matures in August 2010 and requires interest at LIBOR plus 55 basis points. The interest rate on this facility averaged 5.9% and 5.6% per annum for the years ended December 31, 2007 and 2006, respectively.

Our public debt indentures and credit facility agreement contain a number of financial and other covenants, including a credit facility covenant which limits the amount of aggregate distributions on common shares to 90% of operating cash flow available for shareholder distributions as defined in the credit facility agreement.

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As part of our 2007 acquisitions, we assumed $4.5 million of secured debt which was recorded at its fair value.

At December 31, 2007, 45 properties costing $853.2 million with an aggregate net book value of $697.0 million were secured by mortgage notes totaling $394.4 million maturing from 2008 through 2029.

The required principal payments due during the next five years and thereafter under all our outstanding debt at December 31, 2007, are $10.7 million in 2008, $7.9 million in 2009, $198.4 million in 2010, $430.0 million in 2011, $231.2 million in 2012 and $1.9 billion thereafter.

Note 8.  Fair Value of Financial Instruments

Our financial instruments include cash and cash equivalents, rents receivable, senior notes, mortgage notes payable, accounts payable and other accrued expenses and security deposits.  At December 31, 2007 and 2006, the fair values of our financial instruments were not materially different from their carrying values, except as follows (dollars in thousands):

	2007		2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Senior notes and mortgage notes payable	$2,434,160	$2,400,984	$1,957,231	$2,024,211

The fair values of our senior notes and mortgage notes payable are based on estimates using discounted cash flow analyses and current interest rates ranging from 6.0% to 7.4%.

Note 9.  Earnings per Common Share

Earnings per common share, or EPS, is computed pursuant to the provisions of SFAS No. 128.  The effect of our series D convertible preferred shares on income from continuing operations and net income available for common shareholders is anti-dilutive for the year ended December 31, 2007.  The following table provides a reconciliation of both net income and the number of common shares used in the computations of basic and diluted EPS (amounts in thousands, except per share amounts):

	Year Ended December 31,
	2007			2006			2005
	Income	Shares	Per Share	Income	Shares	Per Share	Income	Shares	Per Share
Income from continuing operations	$94,320			$221,910			$127,213
Income from discontinued operations	27,714			25,753			30,179
Gain on sale of properties	2,221			2,917			7,592
Preferred distributions	(60,572)			(44,692)			(46,000)
Excess redemption price paid over carrying value of preferred shares	(4,230)			(6,914)			—
Amounts used to calculate basic EPS	59,453	214,361	$0.28	198,974	209,965	$0.95	118,984	197,831	$0.60

Effect of dilutive securities:
Convertible preferred shares	—	—		5,482	6,559		—	—
Amounts used to calculate diluted EPS	$59,453	214,361	$0.28	$204,456	216,524	$0.94	$118,984	197,831	$0.60

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 10.  Segment Information

Our primary business is the ownership and operation of office and industrial properties, including leased industrial and commercial lands in Oahu, HI.  We account for all of our properties in geographic operating segments for financial reporting purposes based on our method of internal reporting.  We define these individual geographic segments as those which currently, or during either of the last two quarters, represent or generate 5% or more of our total square feet, revenues or property net operating income.  Our geographic segments include Metro Philadelphia, PA, Metro Washington DC, Oahu, HI, Metro Boston, MA, Southern California, Metro Austin, TX and Other Markets, which includes properties located throughout the United States.

The following items are accounted for on a corporate level and are not allocated among our segments: depreciation and amortization expense, general and administrative expense, interest income and expense, loss on early extinguishment of debt, and equity in earnings and gains from ownership of common shares of Senior Housing and Hospitality Properties.  The accounting policies of our segments are the same as the accounting policies described in our summary of significant accounting policies.

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As of December 31, 2007, we owned 317 office properties and 169 industrial and other properties, excluding properties classified as held for sale.  Property level information by geographic segment and property type is as follows (amounts in thousands):

As of and for the year ended December 31, 2007:

	As of December 31, 2007
	Office Properties	Industrial and Other Properties	Totals
Property square feet:
Metro Philadelphia, PA	5,291	—	5,291
Metro Washington DC	2,401	—	2,401
Oahu, HI	—	17,914	17,914
Metro Boston, MA	2,599	—	2,599
Southern California	1,174	—	1,174
Metro Austin, TX	1,342	1,236	2,578
Other Markets	20,279	9,962	30,241
Totals	33,086	29,112	62,198

Central business district, or CBD	10,758	158	10,916
Suburban	22,328	28,954	51,282
Totals	33,086	29,112	62,198

	Year Ended December 31, 2007
	Office Properties	Industrial and Other Properties	Totals
Property rental income:
Metro Philadelphia, PA	$123,799	$—	$123,799
Metro Washington DC	69,814	—	69,814
Oahu, HI	—	64,634	64,634
Metro Boston, MA	54,241	—	54,241
Southern California	37,978	—	37,978
Metro Austin, TX	25,170	12,841	38,011
Other Markets	337,991	56,798	394,789
Totals	$648,993	$134,273	$783,266

CBD	$267,916	$1,210	$269,126
Suburban	381,077	133,063	514,140
Totals	$648,993	$134,273	$783,266

Property net operating income:
Metro Philadelphia, PA	$63,380	$—	$63,380
Metro Washington DC	43,890	—	43,890
Oahu, HI	—	50,417	50,417
Metro Boston, MA	33,648	—	33,648
Southern California	25,482	—	25,482
Metro Austin, TX	11,651	7,054	18,705
Other Markets	191,239	41,374	232,613
Totals	$369,290	$98,845	$468,135

CBD	$145,427	$855	$146,282
Suburban	223,863	97,990	321,853
Totals	$369,290	$98,845	$468,135

As of December 31, 2007, our investments in office properties, and in industrial and other properties, net of accumulated depreciation, excluding properties classified in discontinued operations, were $3,825,596 and $1,204,402, respectively.

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As of and for the year ended December 31, 2006:

	As of December 31, 2006
	Office Properties	Industrial and Other Properties	Totals
Property square feet:
Metro Philadelphia, PA	5,299	—	5,299
Metro Washington DC	2,401	—	2,401
Oahu, HI	—	17,880	17,880
Metro Boston, MA	2,238	—	2,238
Southern California	1,174	—	1,174
Metro Austin, TX	1,342	1,316	2,658
Other Markets	19,872	6,114	25,986
Totals	32,326	25,310	57,636

CBD	10,765	158	10,923
Suburban	21,561	25,152	46,713
Totals	32,326	25,310	57,636

	Year Ended December 31, 2006
	Office Properties	Industrial and Other Properties	Totals
Property rental income:
Metro Philadelphia, PA	$125,448	$—	$125,448
Metro Washington DC	70,809	—	70,809
Oahu, HI	—	61,012	61,012
Metro Boston, MA	52,025	—	52,025
Southern California	37,587	—	37,587
Metro Austin, TX	24,350	14,576	38,926
Other Markets	319,784	38,417	358,201
Totals	$630,003	$114,005	$744,008

CBD	$270,314	$1,141	$271,455
Suburban	359,689	112,864	472,553
Totals	$630,003	$114,005	$744,008

Property net operating income:
Metro Philadelphia, PA	$66,784	$—	$66,784
Metro Washington DC	44,780	—	44,780
Oahu, HI	—	49,414	49,414
Metro Boston, MA	32,105	—	32,105
Southern California	24,751	—	24,751
Metro Austin, TX	10,099	8,124	18,223
Other Markets	184,440	25,775	210,215
Totals	$362,959	$83,313	$446,272

CBD	$148,801	$859	$149,660
Suburban	214,158	82,454	296,612
Totals	$362,959	$83,313	$446,272

As of December 31, 2006, our investments in office properties, and in industrial and other properties, net of accumulated depreciation, excluding properties classified in discontinued operations, were $3,782,949 and $999,723, respectively.

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

As of and for the year ended December 31, 2005:

	As of December 31, 2005
	Office Properties	Industrial and Other Properties	Totals
Property square feet:
Metro Philadelphia, PA	5,294	—	5,294
Metro Washington DC	2,388	—	2,388
Oahu, HI	—	17,879	17,879
Metro Boston, MA	2,238	—	2,238
Southern California	1,174	—	1,174
Metro Austin, TX	1,341	1,316	2,657
Other Markets	16,725	4,417	21,142
Totals	29,160	23,612	52,772

CBD	10,761	158	10,919
Suburban	18,399	23,454	41,853
Totals	29,160	23,612	52,772

	Year Ended December 31, 2005
	Office Properties	Industrial and Other Properties	Totals
Property rental income:
Metro Philadelphia, PA	$127,943	$—	$127,943
Metro Washington DC	68,467	—	68,467
Oahu, HI	—	51,343	51,343
Metro Boston, MA	50,322	—	50,322
Southern California	36,590	—	36,590
Metro Austin, TX	18,574	15,970	34,544
Other Markets	251,100	35,006	286,106
Totals	$552,996	$102,319	$655,315

CBD	$264,877	$1,089	$265,966
Suburban	288,119	101,230	389,349
Totals	$552,996	$102,319	$655,315

Property net operating income:
Metro Philadelphia, PA	$68,592	$—	$68,592
Metro Washington DC	44,892	—	44,892
Oahu, HI	—	41,561	41,561
Metro Boston, MA	32,154	—	32,154
Southern California	23,918	—	23,918
Metro Austin, TX	6,952	7,834	14,786
Other Markets	150,279	23,283	173,562
Totals	$326,787	$72,678	$399,465

CBD	$148,956	$861	$149,817
Suburban	177,831	71,817	249,648
Totals	$326,787	$72,678	$399,465

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 11.  Calculation of Property Net Operating Income

The following table reconciles our calculation of property net operating income, or NOI, to net income available for common shareholders, the most directly comparable financial measure under generally accepted accounting principles, or GAAP, reported in our consolidated financial statements.  We consider NOI to be appropriate supplemental information to net income available for common shareholders because it helps both investors and management to understand the operations of our properties.  We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our results of operations because it reflects only those income and expense items that are incurred at the property level.  Our management also uses NOI to evaluate individual, regional and company wide property level performance.  NOI excludes certain components from net income available for common shareholders in order to provide results that are more closely related to our properties’ results of operations.  NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance.  A reconciliation of NOI to net income available for common shareholders for the years ended December 31, 2007, 2006 and 2005, is as follows (dollars in thousands):

	Year Ended December 31,
	2007	2006	2005
Rental income	$783,266	$744,008	$655,315
Operating expenses	(315,131)	(297,736)	(255,850)
Property net operating income (NOI)	$468,135	$446,272	$399,465

Property net operating income	$468,135	$446,272	$399,465
Depreciation and amortization	(170,321)	(149,072)	(126,835)
General and administrative	(33,711)	(30,222)	(28,718)
Operating income	264,103	266,978	243,912

Interest income	2,293	2,736	1,017
Interest expense	(170,970)	(165,568)	(143,663)
Loss on early extinguishment of debt	(711)	(1,659)	(168)
Equity in earnings of equity investments	—	3,136	14,352
Gain on sale of equity investments	—	116,287	5,522
Gain on issuance of shares by equity investees	—	—	6,241
Income from continuing operations before income tax expense	94,715	221,910	127,213
Income tax expense	(395)	—	—
Income from continuing operations	94,320	221,910	127,213
Income from discontinued operations	27,714	25,753	30,179
Gain on sale of properties	2,221	2,917	7,592
Net income	124,255	250,580	164,984
Preferred distributions	(60,572)	(44,692)	(46,000)
Excess redemption price paid over carrying value of preferred shares	(4,230)	(6,914)	—
Net income available for common shareholders	$59,453	$198,974	$118,984

Note 12.  Tenant Concentration

The United States Government is our only tenant which is responsible for more than five percent of our revenues.  For the years ended December 31, 2007, 2006 and 2005, revenues from the United States Government were $108.6 million, $109.8 million and $110.0 million, respectively.

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 13.  Selected Quarterly Financial Data (Unaudited)

The following is a summary of our unaudited quarterly results of operations for 2007 and 2006.  Reclassifications have been made to the prior quarters and prior year results to reflect properties reported in discontinued operations during 2007 and 2008 (dollars in thousands, except per share amounts):

	2007
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$190,966	$196,231	$196,998	$199,071
Net income available for common shareholders	17,747	16,073	16,752	8,881
Per common share data:
Net income available for common shareholders – basic and diluted	0.08	0.08	0.08	0.04

	2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$177,106	$185,197	$189,055	$192,650
Net income available for common shareholders	131,413	22,280	22,120	23,161
Per common share data:
Net income available for common shareholders – basic and diluted	0.63	0.11	0.11	0.11

Note 14.  Subsequent Events

In January 2008, we prepaid, at par, $28.6 million of 8.50% mortgage debt due in 2028, using cash on hand and borrowings under our revolving credit facility.

In February 2008, we acquired a three building office complex containing 877,000 square feet of space for $123.7 million, excluding closing costs.

In January 2008, we agreed to acquire one property for $2.0 million excluding closing costs.  This acquisition is subject to various closing conditions customary in real estate transactions and there is no assurance as to when or if this property will be acquired.

Note 15.  Discontinued Operations

On May 5, 2008, we entered into a series of purchase and sale agreements with Senior Housing Properties Trust for the sale of 48 medical office, clinic and biotech laboratory buildings for an aggregate purchase price of $565 million, excluding closing costs.  As of October 17, 2008, we sold 28 of these properties for $232.7 million, excluding closing costs.  We expect the sales of the remaining 20 properties to occur before April 30, 2009.  These sales are subject to various conditions and contingencies typical of large commercial real estate transactions, including among other matters, third party consents and financing contingencies relating to certain properties.  Accordingly, the purchase prices which we may receive may change, these sales may be accelerated or delayed or these sales may not occur.  In June 2008, we also agreed to sell one additional office property for $15 million, excluding closing costs.  Results of operations for properties sold or under contract for sale have been reclassified to discontinued operations on our consolidated statement of income for all periods presented.

HRPT PROPERTIES TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Summarized balance sheet and income statement information for these properties as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005, is as follows:

Balance Sheet:

	As of December 31,
	2007	2006
Real estate properties, net	$318,080	$311,141
Acquired real estate leases	7,421	6,944
Restricted cash	129	—
Rents receivable	28,275	24,965
Other assets, net	6,462	6,602
Total assets, net	$360,367	$349,652

Mortgage notes payable, net	$11,532	$7,313
Acquired real estate lease obligations	156	—
Rent collected in advance	1,427	1,604
Security deposits	4,434	4,406
Total liabilities, net	$17,549	$13,323

Income Statement:

	Year Ended December 31,
	2007	2006	2005
Rental income	$57,049	$52,215	$55,873
Operating expenses	(14,036)	(13,340)	(14,791)
Depreciation and amortization	(12,695)	(10,885)	(9,648)
General and administrative	(2,006)	(1,911)	(1,728)
Operating income	28,312	26,079	29,706

Interest income	3	—	473
Interest expense	(601)	(326)	—
Income from discontinued operations	$27,714	$25,753	$30,179

HRPT PROPERTIES TRUST

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

December 31, 2007

(dollars in thousands)

	Balance at	Charged to		Balance at
	Beginning of	Costs and		End of
Description	Period	Expenses	Deductions	Period

Year Ended December 31, 2005:
Allowance for doubtful accounts	$4,594	$848	$(1,675)	$3,767

Year Ended December 31, 2006:
Allowance for doubtful accounts	$3,767	$1,925	$(955)	$4,737

Year Ended December 31, 2007:
Allowance for doubtful accounts	$4,737	$3,574	$(2,021)	$6,290

HRPT PROPERTIES TRUST
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2007
(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
				Buildings and	Subsequent to		Buildings and		Accumulated		Construction
Location	State	Encumbrances	Land	Equipment	Acquisition	Land	Equipment	Total(1)	Depreciation(2)	Date Acquired	Date

Birmingham	AL	$13,313	$4,000	$19,604	$22	$4,002	$19,624	$23,626	$511	12/27/06	2001
Mobile	AL	—	1,540	9,732	—	1,540	9,732	11,272	42	10/22/07	1998
Russellville	AR	—	910	10,979	—	910	10,979	11,889	190	4/2/07	2001
Safford	AZ	—	635	2,729	176	647	2,893	3,540	758	3/31/97	1992
Tucson	AZ	—	765	3,280	249	779	3,515	4,294	911	3/31/97	1993
Phoenix	AZ	—	2,687	11,532	853	2,729	12,343	15,072	3,243	5/15/97	1997
Tempe	AZ	—	1,125	10,122	325	1,125	10,447	11,572	2,247	6/30/99	1987
Phoenix	AZ	—	1,828	16,453	(1)	1,828	16,452	18,280	3,479	7/30/99	1982
Phoenix	AZ	—	1,899	14,872	1,007	1,899	15,879	17,778	2,448	2/1/02	1999
Phoenix	AZ	—	1,041	8,023	1,435	1,041	9,458	10,499	1,424	2/1/02	1987
Tucson	AZ	—	3,261	26,357	3,618	3,261	29,975	33,236	4,981	2/27/02	1986
Tolleson	AZ	—	1,257	9,210	181	1,257	9,391	10,648	937	12/19/03	1990
San Diego	CA	—	992	9,040	9,002	992	18,042	19,034	3,531	12/5/96	1985
San Diego	CA	—	1,228	11,199	11,152	1,228	22,351	23,579	4,375	12/5/96	1985
San Diego	CA	—	1,985	18,096	18,020	1,985	36,116	38,101	7,069	12/5/96	1985
San Diego	CA	—	502	4,526	847	502	5,373	5,875	1,543	12/31/96	1984
San Diego	CA	—	294	2,650	496	294	3,146	3,440	903	12/31/96	1984
San Diego	CA	—	313	2,820	528	313	3,348	3,661	961	12/31/96	1984
San Diego	CA	—	316	2,846	533	316	3,379	3,695	970	12/31/96	1984
Kearney Mesa	CA	—	2,916	12,456	1,044	2,969	13,447	16,416	3,596	3/31/97	1994
San Diego	CA	—	4,269	18,316	800	4,347	19,038	23,385	5,060	3/31/97	1996
San Diego	CA	—	2,984	12,859	2,465	3,038	15,270	18,308	4,079	3/31/97	1981
Los Angeles	CA	33,255	5,076	49,884	2,932	5,071	52,821	57,892	14,317	5/15/97	1979
Los Angeles	CA	33,620	5,055	49,685	3,786	5,060	53,466	58,526	14,401	5/15/97	1979
Los Angeles	CA	—	1,921	8,242	352	1,955	8,560	10,515	2,223	7/11/97	1996
Anaheim	CA	—	691	6,223	2	692	6,224	6,916	1,635	12/5/97	1992
San Diego	CA	—	461	3,830	1	461	3,831	4,292	531	6/24/02	1986
San Diego	CA	—	685	5,530	—	685	5,530	6,215	766	6/24/02	1986
San Diego	CA	—	475	4,264	1,108	474	5,373	5,847	1,056	6/24/02	1986
Fresno	CA	—	7,276	61,118	8	7,277	61,125	68,402	8,213	8/29/02	1971
Santa Ana	CA	—	1,363	10,158	(272)	1,362	9,887	11,249	1,025	11/10/03	2000
Rancho Cordova	CA	—	116	1,048	8	116	1,056	1,172	94	7/16/04	1977
Rancho Cordova	CA	—	116	1,072	5	116	1,077	1,193	93	7/16/04	1977

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Rancho Cordova	CA	—	89	822	1	89	823	912	71	7/16/04	1977
Sacramento	CA	—	134	720	191	134	911	1,045	121	7/16/04	1977
Sacramento	CA	—	116	1,032	110	116	1,142	1,258	103	7/16/04	1977
Sacramento	CA	—	67	393	98	67	491	558	39	7/16/04	1977
Sacramento	CA	—	116	952	44	116	996	1,112	106	7/16/04	1977
Sacramento	CA	—	67	361	59	67	420	487	33	7/16/04	1977
Sacramento	CA	—	134	676	80	134	756	890	68	7/16/04	1977
Sacramento	CA	—	116	1,017	49	116	1,066	1,182	95	7/16/04	1977
Sacramento	CA	—	116	720	275	116	995	1,111	97	7/16/04	1977
Sacramento	CA	—	60	349	25	60	374	434	39	7/16/04	1977
Sacramento	CA	—	60	333	28	60	361	421	30	7/16/04	1977
Sacramento	CA	—	116	936	85	116	1,021	1,137	101	7/16/04	1977
Sacramento	CA	—	116	976	93	116	1,069	1,185	99	7/16/04	1977
Sacramento	CA	—	134	1,186	78	134	1,264	1,398	114	7/16/04	1977
Sacramento	CA	—	91	819	144	91	963	1,054	83	7/16/04	1977
Sacramento	CA	—	74	574	25	74	599	673	51	7/16/04	1977
Sacramento	CA	—	402	4,056	53	402	4,109	4,511	352	7/16/04	1977
Sacramento	CA	—	80	623	35	80	658	738	62	7/16/04	1977
Sacramento	CA	—	206	1,970	336	206	2,306	2,512	182	7/16/04	1977
San Diego	CA	—	284	2,992	691	284	3,683	3,967	358	7/16/04	1980
San Diego	CA	—	654	5,467	244	654	5,711	6,365	539	7/16/04	1982
San Diego	CA	—	280	2,421	450	280	2,871	3,151	319	7/16/04	1980
San Diego	CA	—	286	2,512	796	286	3,308	3,594	327	7/16/04	1980
San Diego	CA	—	330	2,843	68	330	2,911	3,241	249	7/16/04	1978
San Diego	CA	—	387	3,339	64	387	3,403	3,790	292	7/16/04	1978
Golden	CO	—	494	152	6,069	495	6,220	6,715	1,494	3/31/97	1997
Aurora	CO	—	1,152	13,272	—	1,152	13,272	14,424	3,481	11/14/97	1993
Lakewood	CO	—	1,855	16,691	1,349	1,856	18,039	19,895	3,488	11/22/99	1980
Lakewood	CO	—	787	7,085	160	788	7,244	8,032	1,459	11/22/99	1980
Englewood	CO	—	1,708	14,616	1,194	1,707	15,811	17,518	2,468	11/2/01	1984
Lakewood	CO	—	936	9,160	363	936	9,523	10,459	1,271	10/11/02	1981
Lakewood	CO	—	915	9,106	430	915	9,536	10,451	1,269	10/11/02	1981
Lakewood	CO	—	1,035	9,271	192	1,036	9,462	10,498	1,243	10/11/02	1981

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Englewood	CO	—	649	5,232	436	642	5,675	6,317	768	12/19/02	1984
Longmont	CO	—	3,714	24,397	2,935	3,715	27,331	31,046	2,025	10/26/04	1982
Wallingford	CT	—	640	10,017	1,811	640	11,828	12,468	3,183	6/1/98	1986
Wallingford	CT	—	367	3,301	856	366	4,158	4,524	1,070	12/22/98	1988
Meriden	CT	—	768	6,164	20	768	6,184	6,952	688	7/24/03	1982
Windsor	CT	—	1,376	11,212	1,629	1,376	12,841	14,217	1,503	8/29/03	1988
Milford	CT	—	1,712	13,969	107	1,713	14,075	15,788	893	7/29/05	1987
Berlin	CT	—	2,770	8,409	15	2,771	8,423	11,194	261	10/24/06	1962
East Windsor	CT	9,316	2,960	12,360	—	2,942	12,378	15,320	385	10/24/06	1989
North Haven	CT	5,003	2,090	9,141	8	2,091	9,148	11,239	282	10/24/06	1970
Orange	CT	—	2,270	7,943	8	2,271	7,950	10,221	247	10/24/06	1993
Wallingford	CT	—	2,010	7,352	11	2,011	7,362	9,373	233	10/24/06	1978
Wallingford	CT	—	1,470	2,165	5	1,471	2,169	3,640	71	10/24/06	1978
Wallingford	CT	—	2,300	8,621	1,317	2,301	9,937	12,238	305	10/24/06	1976
Wallingford	CT	—	620	2,168	4	620	2,172	2,792	67	10/24/06	1979
Wallingford	CT	—	470	2,280	27	470	2,307	2,777	71	10/24/06	1974
Wallingford	CT	—	800	2,251	3	800	2,254	3,054	71	10/24/06	1977
Wallingford	CT	—	740	2,552	4	740	2,556	3,296	79	10/24/06	1980
Wallingford	CT	—	680	3,144	4	680	3,148	3,828	97	10/24/06	1982
Wallingford	CT	—	720	3,067	129	720	3,196	3,916	94	10/24/06	1984
Cromwell	CT	—	622	6,194	—	622	6,194	6,816	45	9/28/07	1998
Washington	DC	—	2,485	22,696	5,638	2,485	28,334	30,819	7,483	9/13/96	1976
Washington	DC	—	12,008	51,528	30,163	12,227	81,472	93,699	20,828	3/31/97	1996
Washington	DC	21,323	6,979	29,949	1,767	7,107	31,588	38,695	8,475	3/31/97	1989
Washington	DC	—	1,851	16,511	5,039	1,887	21,514	23,401	5,046	12/19/97	1966
Washington	DC	29,437	5,975	53,778	2,988	5,975	56,766	62,741	13,983	6/23/98	1991
Wilmington	DE	—	4,409	39,681	10,317	4,413	49,994	54,407	11,177	7/23/98	1986
Wilmington	DE	—	1,478	13,306	659	1,477	13,966	15,443	2,917	7/13/99	1984
Orlando	FL	—	—	362	1	36	327	363	73	2/19/98	1997
Orlando	FL	—	722	6,499	(59)	716	6,446	7,162	1,593	2/19/98	1997
Orlando	FL	—	256	2,308	64	263	2,365	2,628	584	2/19/98	1997
Miami	FL	—	144	1,297	319	144	1,616	1,760	609	3/19/98	1987
Savannah	GA	—	544	2,330	655	553	2,976	3,529	752	3/31/97	1990

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Atlanta	GA	467	197	1,757	46	197	1,803	2,000	157	7/16/04	1972
Atlanta	GA	733	265	2,382	495	265	2,877	3,142	409	7/16/04	1972
Atlanta	GA	421	202	1,580	22	202	1,602	1,804	138	7/16/04	1972
Atlanta	GA	698	280	2,657	54	280	2,711	2,991	232	7/16/04	1972
Atlanta	GA	2,501	1,070	8,930	712	1,070	9,642	10,712	949	7/16/04	1972
Atlanta	GA	391	157	1,505	15	157	1,520	1,677	131	7/16/04	1972
Atlanta	GA	628	223	2,006	463	223	2,469	2,692	321	7/16/04	1972
Atlanta	GA	—	1,521	11,826	—	1,521	11,826	13,347	1,022	7/16/04	1972
Atlanta	GA	495	210	1,779	132	210	1,911	2,121	166	7/16/04	1972
Atlanta	GA	2,799	1,209	9,747	1,036	1,209	10,783	11,992	1,014	7/16/04	1972
Atlanta	GA	1,930	1,126	6,930	217	1,126	7,147	8,273	647	7/16/04	1972
Atlanta	GA	586	245	2,006	262	245	2,268	2,513	213	7/16/04	1972
Atlanta	GA	812	346	2,899	235	346	3,134	3,480	260	7/16/04	1967
Atlanta	GA	1,224	480	4,328	438	480	4,766	5,246	465	7/16/04	1967
Atlanta	GA	—	1,713	7,649	157	1,713	7,806	9,519	684	7/16/04	1967
Atlanta	GA	662	289	2,403	145	289	2,548	2,837	212	7/16/04	1967
Atlanta	GA	—	372	3,600	57	372	3,657	4,029	314	7/16/04	1967
Atlanta	GA	—	364	3,527	61	364	3,588	3,952	309	7/16/04	1967
Atlanta	GA	1,079	425	4,119	82	425	4,201	4,626	361	7/16/04	1967
Atlanta	GA	—	1,122	10,867	89	1,122	10,956	12,078	951	7/16/04	1967
Atlanta	GA	3,898	1,620	13,661	1,420	1,620	15,081	16,701	1,590	7/16/04	1967
Atlanta	GA	126	52	483	5	52	488	540	43	7/16/04	1967
Atlanta	GA	557	257	2,119	10	257	2,129	2,386	184	7/16/04	1972
Atlanta	GA	657	268	2,380	168	268	2,548	2,816	241	7/16/04	1972
Atlanta	GA	1,686	685	5,837	704	685	6,541	7,226	577	7/16/04	1972
Atlanta	GA	2,206	939	8,387	126	939	8,513	9,452	766	7/16/04	1972
Atlanta	GA	2,371	1,154	8,454	555	1,154	9,009	10,163	739	7/16/04	1972
Atlanta	GA	767	303	2,595	391	303	2,986	3,289	406	7/16/04	1972
Atlanta	GA	504	235	1,906	21	235	1,927	2,162	167	7/16/04	1972
Atlanta	GA	—	917	—	—	917	—	917	—	7/16/04	1972
Atlanta	GA	402	156	1,400	168	156	1,568	1,724	142	7/16/04	1972
Atlanta	GA	—	2,197	—	3	2,197	3	2,200	—	7/16/04	1972
Atlanta	GA	—	2,459	18,549	624	2,463	19,169	21,632	1,608	8/24/04	1985

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Atlanta	GA	—	952	7,643	312	952	7,955	8,907	635	9/9/04	1983
Atlanta	GA	—	2,524	20,407	860	2,526	21,265	23,791	1,281	8/23/05	1985
Roswell	GA	—	624	5,491	1,215	625	6,705	7,330	416	9/2/05	1974
Macon	GA	13,715	2,674	19,311	461	2,675	19,771	22,446	843	4/28/06	1988
Adairsville	GA	—	1,920	9,357	—	1,920	9,357	11,277	172	4/2/07	1993
Adairsville	GA	—	900	3,009	—	900	3,009	3,909	56	4/2/07	1996
Atlanta	GA	—	2,560	10,605	—	2,560	10,605	13,165	127	7/26/07	1989
Decatur	GA	4,524	3,100	4,961	95	3,100	5,056	8,156	57	8/15/07	1986
Marrietta	GA	—	2,190	6,586	—	2,190	6,586	8,776	48	9/5/07	1998
Oahu	HI	—	156,939	4,320	18,499	157,420	22,338	179,758	705	12/5/03	—
Oahu	HI	—	93,821	—	189	93,728	282	94,010	14	12/5/03	—
Oahu	HI	—	78,842	4,789	(54)	78,752	4,825	83,577	483	12/5/03	—
Oahu	HI	—	7,982	—	(10)	7,972	—	7,972	—	12/5/03	—
Oahu	HI	—	66,253	—	8,050	66,171	8,132	74,303	349	12/5/03	—
Oahu	HI	—	718	—	—	718	—	718	—	12/5/03	—
Oahu	HI	—	43,419	223	2,260	33,735	12,167	45,902	919	12/5/03	—
Oahu	HI	—	11,450	—	9	11,437	22	11,459	—	12/5/03	—
Oahu	HI	—	9,671	—	(11)	9,660	—	9,660	—	12/5/03	—
Oahu	HI	—	2,114	456	(3)	2,112	455	2,567	46	12/5/03	—
Oahu	HI	—	1,343	—	(1)	1,342	—	1,342	—	12/5/03	—
Oahu	HI	—	2,038	—	(3)	2,035	—	2,035	—	6/15/05	—
Oahu	HI	—	1,354	—	(2)	1,352	—	1,352	—	6/15/05	—
Oahu	HI	—	3,547	—	(6)	3,541	—	3,541	—	6/15/05	—
Oahu	HI	—	1,572	—	(3)	1,569	—	1,569	—	6/15/05	—
Oahu	HI	—	1,232	—	(2)	1,230	—	1,230	—	6/15/05	—
Oahu	HI	—	434	3,983	287	426	4,278	4,704	256	6/15/05	—
Oahu	HI	—	11,645	—	(21)	11,624	—	11,624	—	6/15/05	—
Oahu	HI	—	1,509	—	(3)	1,506	—	1,506	—	6/15/05	—
Oahu	HI	—	1,725	—	(3)	1,722	—	1,722	—	6/15/05	—
Oahu	HI	—	2,190	—	(3)	2,187	—	2,187	—	6/15/05	—
Oahu	HI	—	2,672	—	(5)	2,667	—	2,667	—	6/15/05	—
Oahu	HI	—	1,764	—	(3)	1,761	—	1,761	—	6/15/05	—
Oahu	HI	—	294	2,297	(3)	294	2,294	2,588	146	6/15/05	—

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Oahu	HI	—	27,455	—	(50)	27,405	—	27,405	—	6/15/05	—
Oahu	HI	—	13,904	—	(20)	13,884	—	13,884	—	6/15/05	—
Oahu	HI	—	651	—	(2)	649	—	649	—	6/15/05	—
Oahu	HI	—	1,497	—	(3)	1,494	—	1,494	—	6/15/05	—
Oahu	HI	—	963	—	(1)	962	—	962	—	6/15/05	—
Oahu	HI	—	1,624	—	(2)	1,622	—	1,622	—	6/15/05	—
Oahu	HI	—	1,244	—	(1)	1,243	—	1,243	—	6/15/05	—
Oahu	HI	—	707	—	(1)	706	—	706	—	6/15/05	—
Oahu	HI	—	381	—	—	381	—	381	—	6/15/05	—
Oahu	HI	—	717	—	—	717	—	717	—	6/15/05	—
Oahu	HI	—	553	—	—	553	—	553	—	6/15/05	—
Oahu	HI	—	243	1,457	(2)	243	1,455	1,698	93	6/15/05	—
Oahu	HI	—	536	—	—	536	—	536	—	6/15/05	—
Oahu	HI	—	2,949	—	(5)	2,944	—	2,944	—	6/15/05	—
Oahu	HI	—	1,393	—	8,795	1,390	8,798	10,188	126	6/15/05	—
Oahu	HI	—	714	—	—	714	—	714	—	6/15/05	—
Oahu	HI	—	419	—	—	419	—	419	—	6/15/05	—
Oahu	HI	—	1,384	—	(3)	1,381	—	1,381	—	6/15/05	—
Oahu	HI	—	218	—	—	218	—	218	—	6/15/05	—
Oahu	HI	—	568	—	(1)	567	—	567	—	6/15/05	—
Oahu	HI	—	5,839	—	(10)	5,829	—	5,829	—	6/15/05	—
Oahu	HI	—	1,296	—	(3)	1,293	—	1,293	—	6/15/05	—
Oahu	HI	—	1,601	—	(2)	1,599	—	1,599	—	6/15/05	—
Oahu	HI	—	1,829	—	(3)	1,826	—	1,826	—	6/15/05	—
Oahu	HI	—	1,985	—	(4)	1,981	—	1,981	—	6/15/05	—
Oahu	HI	—	2,658	—	(5)	2,653	—	2,653	—	6/15/05	—
Oahu	HI	—	6,607	—	(14)	6,593	—	6,593	—	6/15/05	—
Oahu	HI	—	1,251	—	(1)	1,250	—	1,250	—	6/15/05	—
Oahu	HI	—	358	—	55	358	55	413	—	6/15/05	—
Oahu	HI	—	3,164	—	(5)	3,159	—	3,159	—	6/15/05	—
Eldridge	IA	—	470	7,271	—	470	7,271	7,741	135	4/2/07	1994
Deerfield	IL	—	2,515	20,186	122	2,521	20,302	22,823	1,033	12/14/05	1986
Lake Forest	IL	—	1,258	9,630	27	1,261	9,654	10,915	493	12/14/05	2001

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Waukegan	IL	—	1,769	15,141	(193)	1,750	14,967	16,717	766	12/14/05	1990
Waukegan	IL	—	1,746	14,753	282	1,774	15,007	16,781	764	12/14/05	1998
Bannockburn	IL	24,794	5,846	48,568	118	5,858	48,674	54,532	2,484	12/29/05	1999
Aurora	IL	—	1,180	3,411	—	1,180	3,411	4,591	63	4/2/07	1977
Aurora	IL	—	1,740	13,586	—	1,740	13,586	15,326	216	5/1/07	1999
Indianapolis	IN	—	7,495	60,465	5,680	7,496	66,144	73,640	4,204	5/10/05	1977
Indianapolis	IN	—	665	5,215	93	665	5,308	5,973	334	6/17/05	1987
Carmel	IN	—	667	5,724	50	667	5,774	6,441	222	6/15/06	1982
Scottsburg	IN	—	270	4,726	—	270	4,726	4,996	88	4/2/07	1970
Kansas City	KS	—	1,042	4,469	4,244	1,061	8,694	9,755	1,892	3/31/97	1990
Wichita	KS	—	2,720	2,029	—	2,720	2,029	4,749	45	4/2/07	1994
Erlanger	KY	—	2,022	9,545	392	2,020	9,939	11,959	1,084	6/30/03	1999
Boston	MA	—	3,378	30,397	9,600	3,378	39,997	43,375	11,131	9/28/95	1915
Boston	MA	—	1,447	13,028	520	1,448	13,547	14,995	4,045	9/28/95	1993
Boston	MA	—	1,500	13,500	2,856	1,500	16,356	17,856	4,414	12/18/95	1875
Charlton	MA	—	141	1,269	8	141	1,277	1,418	339	5/15/97	1988
Fitchburg	MA	—	223	2,004	10	223	2,014	2,237	535	5/15/97	1994
Grafton	MA	—	37	336	4	37	340	377	90	5/15/97	1930
Milford	MA	—	144	1,297	266	401	1,306	1,707	347	5/15/97	1989
Millbury	MA	—	34	309	4	34	313	347	83	5/15/97	1950
Northbridge	MA	—	32	290	5	32	295	327	78	5/15/97	1962
Spencer	MA	—	211	1,902	10	211	1,912	2,123	508	5/15/97	1992
Sturbridge	MA	—	83	751	6	83	757	840	201	5/15/97	1986
Webster	MA	—	315	2,834	14	315	2,848	3,163	756	5/15/97	1995
Westborough	MA	—	42	381	5	42	386	428	102	5/15/97	1900
Westborough	MA	—	396	3,562	15	396	3,577	3,973	950	5/15/97	1986
Worcester	MA	—	354	3,189	14	354	3,203	3,557	851	5/15/97	1985
Worcester	MA	—	895	8,052	41	895	8,093	8,988	2,149	5/15/97	1990
Worcester	MA	—	111	1,000	292	397	1,006	1,403	267	5/15/97	1986
Worcester	MA	—	265	2,385	12	265	2,397	2,662	637	5/15/97	1972
Worcester	MA	—	158	1,417	7	157	1,425	1,582	378	5/15/97	1992
Worcester	MA	—	1,132	10,186	38	1,132	10,224	11,356	2,716	5/15/97	1989
Lexington	MA	—	1,054	9,487	9,799	1,054	19,286	20,340	2,974	1/30/98	1968

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Quincy	MA	—	1,668	11,097	2,698	1,668	13,795	15,463	3,210	4/3/98	1988
Quincy	MA	—	2,477	16,645	5,478	2,477	22,123	24,600	5,214	4/3/98	1988
Auburn	MA	—	647	5,827	22	650	5,846	6,496	1,175	12/27/99	1977
Leominster	MA	—	778	7,003	26	781	7,026	7,807	1,412	12/27/99	1966
Stoneham	MA	—	931	8,062	901	931	8,963	9,894	1,345	9/28/01	1945
Foxborough	MA	—	3,021	25,721	30	3,021	25,751	28,772	3,135	2/13/03	1989
Mansfield	MA	—	1,550	13,908	2,508	1,550	16,416	17,966	1,679	8/1/03	1981
Mansfield	MA	—	1,358	11,658	602	1,357	12,261	13,618	1,285	8/1/03	2002
Mansfield	MA	—	1,183	9,749	52	1,182	9,802	10,984	1,073	8/1/03	1978
Mansfield	MA	—	1,033	—	—	1,033	—	1,033	—	8/1/03	—
Mansfield	MA	—	1,262	11,103	529	1,261	11,633	12,894	1,197	9/5/03	1988
Mansfield	MA	—	1,023	8,954	736	1,023	9,690	10,713	969	9/5/03	1988
Quincy	MA	—	774	5,815	669	779	6,479	7,258	615	2/24/04	1999
Quincy	MA	—	2,586	16,493	571	2,586	17,064	19,650	1,372	9/21/04	1980
Quincy	MA	—	3,585	23,144	479	3,584	23,624	27,208	1,927	9/21/04	1981
Maynard	MA	—	3,603	26,180	38	3,603	26,218	29,821	518	3/30/07	1990
Taunton	MA	—	551	3,758	—	551	3,758	4,309	36	8/29/07	1986
Taunton	MA	—	462	4,970	—	462	4,970	5,432	47	8/29/07	1989
Gaithersburg	MD	—	4,381	18,798	1,205	4,461	19,923	24,384	5,213	3/31/97	1995
Germantown	MD	—	2,305	9,890	1,097	2,347	10,945	13,292	2,714	3/31/97	1995
Oxon Hill	MD	—	3,181	13,653	4,187	3,131	17,890	21,021	4,830	3/31/97	1992
Riverdale	MD	—	9,423	40,433	7,200	9,595	47,461	57,056	11,763	3/31/97	1994
Baltimore	MD	—	—	12,430	860	—	13,290	13,290	3,803	11/18/97	1988
Rockville	MD	—	3,251	29,258	2,718	3,248	31,979	35,227	7,798	2/2/98	1986
Baltimore	MD	—	900	8,097	435	901	8,531	9,432	1,956	10/15/98	1989
Pikesville	MD	—	589	5,305	531	590	5,835	6,425	1,262	8/11/99	1987
Baltimore	MD	—	6,328	54,645	8,807	6,328	63,452	69,780	6,724	1/28/03	1990
Baltimore	MD	—	2,830	22,996	7,575	2,830	30,571	33,401	2,721	7/16/04	1972
Rockville	MD	—	2,751	22,741	3,094	2,750	25,836	28,586	2,124	7/16/04	1980
Rockville	MD	—	1,961	16,064	2	1,961	16,066	18,027	1,389	7/20/04	2002
Rockville	MD	—	2,145	17,571	2	2,145	17,573	19,718	1,519	7/20/04	2002
Rockville	MD	—	3,532	28,937	123	3,533	29,059	32,592	2,506	7/20/04	2002
Dearborn	MI	—	163	1,388	108	163	1,496	1,659	174	7/16/04	1973

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Dearborn	MI	—	227	2,108	680	227	2,788	3,015	201	7/16/04	1973
Dearborn	MI	—	163	1,466	3	163	1,469	1,632	127	7/16/04	1973
Dearborn	MI	—	163	1,320	33	163	1,353	1,516	133	7/16/04	1973
Dearborn	MI	—	210	1,885	31	209	1,917	2,126	164	7/16/04	1973
Dearborn	MI	—	153	1,321	45	153	1,366	1,519	128	7/16/04	1973
Dearborn	MI	—	92	551	—	92	551	643	48	7/16/04	1973
Dearborn	MI	—	118	1,049	61	118	1,110	1,228	95	7/16/04	1973
Dearborn	MI	—	4,158	33,184	4,106	4,158	37,290	41,448	3,588	7/16/04	1973
Dearborn	MI	—	179	1,352	65	179	1,417	1,596	123	7/16/04	1992
Dearborn	MI	—	223	1,059	41	223	1,100	1,323	93	7/16/04	1992
Dearborn	MI	—	179	1,473	95	179	1,568	1,747	135	7/16/04	1992
Dearborn	MI	—	52	479	56	52	535	587	48	7/16/04	1992
Dearborn	MI	—	51	439	—	51	439	490	38	7/16/04	1992
Dearborn	MI	—	153	1,230	30	153	1,260	1,413	107	7/16/04	1973
Dearborn	MI	—	221	1,582	642	221	2,224	2,445	329	7/16/04	1973
Dearborn	MI	—	104	939	543	104	1,482	1,586	83	7/16/04	1973
Bloomington	MN	—	1,898	17,081	2,258	1,898	19,339	21,237	5,731	3/19/98	1957
Eagan	MN	—	1,424	12,822	4,179	1,425	17,000	18,425	3,588	3/19/98	1986
Mendota Heights	MN	—	533	4,795	13	533	4,808	5,341	1,174	3/19/98	1995
Minneapolis	MN	—	870	7,831	1,981	870	9,812	10,682	2,097	8/3/99	1987
Minneapolis	MN	—	695	6,254	2,071	695	8,325	9,020	1,681	8/3/99	1986
Plymouth	MN	—	563	5,064	1,345	563	6,409	6,972	1,489	8/3/99	1987
St. Paul	MN	—	696	6,263	1,890	695	8,154	8,849	1,931	8/3/99	1987
Minneapolis	MN	—	1,891	17,021	1,809	1,893	18,828	20,721	3,882	9/30/99	1980
Roseville	MN	—	672	6,045	981	672	7,026	7,698	1,360	12/1/99	1987
Roseville	MN	—	295	2,658	260	295	2,918	3,213	574	12/1/99	1987
Roseville	MN	—	185	1,661	336	185	1,997	2,182	407	12/1/99	1987
Roseville	MN	—	979	8,814	2,425	978	11,240	12,218	2,393	12/1/99	1987
Roseville	MN	—	586	5,278	195	586	5,473	6,059	1,068	12/1/99	1987
St. Paul	MN	—	1,303	10,451	120	1,304	10,570	11,874	930	6/2/04	1970
Kansas City	MO	—	1,443	6,193	2,185	1,470	8,351	9,821	2,192	3/31/97	1995
St. Louis	MO	—	903	7,602	791	903	8,393	9,296	883	11/7/03	1998
Arnold	MO	—	834	7,302	34	838	7,332	8,170	711	2/11/04	1999

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Kansas City	MO	—	1,346	9,531	653	1,347	10,183	11,530	555	11/1/05	1984
St. Louis	MO	—	4,800	8,020	107	4,801	8,126	12,927	264	10/5/06	1988
Kansas City	MO	—	1,800	6,493	242	1,801	6,734	8,535	204	10/31/06	1981
Manchester	NH	—	2,201	19,957	12	2,210	19,960	22,170	4,304	5/10/99	1979
Vorhees	NJ	—	673	4,232	620	589	4,936	5,525	1,210	5/26/98	1990
Vorhees	NJ	—	445	2,798	275	584	2,934	3,518	749	5/26/98	1990
Vorhees	NJ	—	1,053	6,625	1,728	998	8,408	9,406	2,277	5/26/98	1990
Florham Park	NJ	—	1,412	12,709	5,357	1,412	18,066	19,478	6,711	7/31/98	1979
Sanford	NC	—	2,420	7,020	—	2,420	7,020	9,440	130	4/2/07	1989
Albuquerque	NM	—	493	2,119	140	503	2,249	2,752	599	3/31/97	1984
Sante Fe	NM	—	1,551	6,650	846	1,578	7,469	9,047	2,029	3/31/97	1987
Albuquerque	NM	—	173	1,553	103	172	1,657	1,829	333	8/31/99	1984
Albuquerque	NM	—	422	3,797	706	422	4,503	4,925	885	8/31/99	1984
Albuquerque	NM	—	877	7,895	175	876	8,071	8,947	1,673	8/31/99	1984
Albuquerque	NM	—	441	3,970	961	441	4,931	5,372	876	8/31/99	1984
Albuquerque	NM	—	40	141	137	40	278	318	34	2/12/02	1985
Albuquerque	NM	—	129	1,217	182	129	1,399	1,528	228	2/12/02	1985
Albuquerque	NM	—	39	351	107	39	458	497	61	2/12/02	1985
Albuquerque	NM	—	1,778	14,407	1,704	1,778	16,111	17,889	2,469	2/12/02	1985
Albuquerque	NM	—	444	3,890	227	444	4,117	4,561	597	2/12/02	1987
Albuquerque	NM	—	152	1,526	270	152	1,796	1,948	312	2/12/02	1985
Albuquerque	NM	—	1,968	17,210	1,594	1,967	18,805	20,772	2,295	12/6/02	1974
Albuquerque	NM	—	794	5,568	9	794	5,577	6,371	598	9/17/03	1975
Albuquerque	NM	—	3,235	24,490	439	3,235	24,929	28,164	2,629	9/17/03	1975
White Plains	NY	—	1,200	10,870	872	1,200	11,742	12,942	3,424	2/6/96	1952
Brooklyn	NY	—	775	7,054	143	775	7,197	7,972	2,053	6/6/96	1971
Buffalo	NY	1,701	4,405	18,899	1,617	4,485	20,436	24,921	5,633	3/31/97	1994
Irondoquoit	NY	—	1,910	17,189	1,062	1,910	18,251	20,161	4,309	6/30/98	1986
Islandia	NY	—	813	7,319	2,124	809	9,447	10,256	1,846	6/11/99	1987
Minneola	NY	—	3,419	30,774	4,216	3,416	34,993	38,409	7,626	6/11/99	1971
Syracuse	NY	—	1,788	16,096	3,554	1,789	19,649	21,438	4,481	6/29/99	1972
Melville	NY	—	3,155	28,395	5,246	3,260	33,536	36,796	6,293	7/22/99	1985
Syracuse	NY	—	466	4,196	1,120	467	5,315	5,782	1,368	9/24/99	1990

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

DeWitt	NY	—	454	4,086	654	457	4,737	5,194	925	12/28/99	1987
Pittsford	NY	—	530	4,109	6	531	4,114	4,645	323	11/30/04	1998
Pittsford	NY	—	683	4,889	117	684	5,005	5,689	425	11/30/04	1999
Pittsford	NY	—	1,018	7,618	18	1,020	7,634	8,654	600	11/30/04	2000
Pittsford	NY	—	526	3,755	445	528	4,198	4,726	308	11/30/04	2003
Pittsford	NY	4,330	662	4,993	24	663	5,016	5,679	393	11/30/04	2002
Pittsford	NY	893	119	937	116	119	1,053	1,172	78	11/30/04	2002
Pittsford	NY	—	307	2,083	167	308	2,249	2,557	242	11/30/04	2004
Rochester	NY	—	761	6,597	12	762	6,608	7,370	517	11/30/04	2002
Liverpool	NY	—	375	3,265	1,090	375	4,355	4,730	161	1/6/06	1997
Rochester	NY	—	614	4,498	2	614	4,500	5,114	220	1/6/06	2000
Rochester	NY	—	350	2,870	—	350	2,870	3,220	140	1/6/06	2003
Rochester	NY	—	1,462	12,482	—	1,462	12,482	13,944	611	1/6/06	1996
Rochester	NY	—	611	5,318	31	611	5,349	5,960	264	1/6/06	1999
Rochester	NY	—	126	1,066	—	126	1,066	1,192	52	1/6/06	1990
Rochester	NY	—	214	1,873	—	214	1,873	2,087	92	1/6/06	1990
Rochester	NY	—	495	3,935	—	495	3,935	4,430	193	1/6/06	1996
Rochester	NY	—	128	1,056	51	128	1,107	1,235	57	1/6/06	1992
Rochester	NY	—	207	1,769	—	207	1,769	1,976	87	1/6/06	1993
Rochester	NY	—	352	2,977	—	352	2,977	3,329	146	1/6/06	1993
Rochester	NY	—	282	2,279	—	282	2,279	2,561	112	1/6/06	1998
Dewitt	NY	—	377	3,158	11	377	3,169	3,546	143	3/14/06	1977
Dewitt	NY	—	288	2,506	98	288	2,604	2,892	113	3/14/06	1977
Dewitt	NY	—	191	1,533	152	191	1,685	1,876	78	3/14/06	1982
Dewitt	NY	—	968	7,875	88	968	7,963	8,931	353	3/14/06	1986
Dewitt	NY	—	736	5,722	122	736	5,844	6,580	262	3/14/06	1988
Dewitt	NY	—	537	5,501	319	537	5,820	6,357	292	3/14/06	1989
Dewitt	NY	—	1,023	9,038	164	1,023	9,202	10,225	411	3/14/06	1991
Dewitt	NY	—	676	5,512	1	676	5,513	6,189	247	3/14/06	1991
East Syracuse	NY	—	718	4,756	—	718	4,756	5,474	213	3/14/06	1995
East Syracuse	NY	6,445	1,534	7,688	—	1,534	7,688	9,222	344	3/14/06	1999
Fairport	NY	—	462	3,911	615	462	4,526	4,988	202	3/14/06	1987
Fairport	NY	—	554	5,372	606	555	5,977	6,532	332	3/14/06	1989

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Fairport	NY	—	1,447	11,726	102	1,447	11,828	13,275	526	3/14/06	1991
Fairport	NY	—	951	8,163	121	951	8,284	9,235	376	3/14/06	1996
Fairport	NY	—	1,335	11,203	12	1,335	11,215	12,550	503	3/14/06	1999
Fairport	NY	—	1,789	15,563	262	1,789	15,825	17,614	737	3/14/06	2004
Liverpool	NY	—	109	821	1	109	822	931	37	3/14/06	1987
Liverpool	NY	—	265	2,142	35	265	2,177	2,442	103	3/14/06	1960
Liverpool	NY	—	47	393	1	47	394	441	18	3/14/06	1960
North Syracuse	NY	—	222	2,077	—	222	2,077	2,299	93	3/14/06	1972
North Syracuse	NY	—	341	2,797	237	341	3,034	3,375	128	3/14/06	1973
Pittsford	NY	—	583	4,700	18	583	4,718	5,301	214	3/14/06	1986
Sherburne	NY	—	140	1,250	—	140	1,250	1,390	56	3/14/06	1979
Mason	OH	—	1,528	13,748	36	1,528	13,784	15,312	3,284	6/10/98	1994
Solon	OH	—	161	1,570	61	161	1,631	1,792	148	7/16/04	1975
Solon	OH	—	66	586	98	65	685	750	52	7/16/04	1975
Solon	OH	—	82	717	91	81	809	890	86	7/16/04	1975
Solon	OH	—	77	693	98	77	791	868	140	7/16/04	1975
Solon	OH	—	116	1,035	106	116	1,141	1,257	114	7/16/04	1975
Solon	OH	—	400	4,157	212	400	4,369	4,769	365	7/16/04	1975
Solon	OH	—	122	1,111	34	122	1,145	1,267	99	7/16/04	1975
Solon	OH	—	146	1,352	107	146	1,459	1,605	131	7/16/04	1975
Solon	OH	—	514	4,856	146	514	5,002	5,516	443	7/16/04	1975
Solon	OH	—	96	843	96	96	939	1,035	86	7/16/04	1975
Solon	OH	—	100	889	104	100	993	1,093	81	7/16/04	1975
Solon	OH	—	344	3,144	460	344	3,604	3,948	374	7/16/04	1975
Solon	OH	—	122	1,018	86	122	1,104	1,226	108	7/16/04	1975
Solon	OH	—	206	1,950	85	206	2,035	2,241	209	7/16/04	1975
Mason	OH	—	808	6,665	59	810	6,722	7,532	344	12/30/05	1999
Sharonville	OH	—	956	8,290	239	1,125	8,360	9,485	428	12/30/05	1999
Blue Ash	OH	—	883	7,175	4	883	7,179	8,062	276	6/15/06	1982
Cleveland	OH	—	610	6,376	—	610	6,376	6,986	118	4/2/07	1960
Miamisburg	OH	—	790	4,190	—	790	4,190	4,980	77	4/2/07	1986
Oklahoma City	OK	—	4,596	19,721	1,083	4,680	20,720	25,400	5,736	3/31/97	1992
Edmund	OK	—	226	2,036	26	229	2,059	2,288	431	8/13/99	1993

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Midwest City	OK	—	246	2,213	28	249	2,238	2,487	469	8/13/99	1993
Oklahoma City	OK	—	1,426	12,826	156	1,441	12,967	14,408	2,714	8/13/99	1993
Oklahoma City	OK	—	203	1,828	23	205	1,849	2,054	387	8/13/99	1993
FT. Washington	PA	—	1,872	8,816	2,687	1,872	11,503	13,375	2,442	9/22/97	1960
FT. Washington	PA	—	1,184	5,559	91	1,184	5,650	6,834	1,438	9/22/97	1967
FT. Washington	PA	—	683	3,198	889	680	4,090	4,770	1,068	9/22/97	1970
Horsham	PA	—	741	3,611	656	741	4,267	5,008	973	9/22/97	1983
King of Prussia	PA	—	634	3,251	1,046	634	4,297	4,931	997	9/22/97	1964
Philadelphia	PA	41,172	7,884	71,002	4,601	7,883	75,604	83,487	19,037	11/13/97	1980
FT. Washington	PA	—	1,154	7,722	1,485	1,154	9,207	10,361	2,110	1/15/98	1996
Plymouth Meeting	PA	—	1,412	7,415	3,390	1,413	10,804	12,217	2,555	1/15/98	1996
King of Prussia	PA	—	354	3,183	914	354	4,097	4,451	969	2/2/98	1968
King of Prussia	PA	—	552	2,893	232	552	3,125	3,677	741	2/2/98	1996
Pittsburgh	PA	—	720	9,589	1,730	720	11,319	12,039	2,687	2/27/98	1991
Philadelphia	PA	58,068	3,462	111,946	19,185	3,462	131,131	134,593	32,550	3/30/98	1983
Greensburg	PA	—	780	7,026	2,361	780	9,387	10,167	1,838	6/3/98	1997
Philadelphia	PA	—	24,753	222,775	39,926	24,747	262,707	287,454	61,528	6/30/98	1990
Moon Township	PA	—	1,663	14,966	684	1,663	15,650	17,313	3,925	9/14/98	1994
FT. Washington	PA	—	631	5,698	560	634	6,255	6,889	1,383	12/1/98	1998
Philadelphia	PA	—	931	8,377	1,544	930	9,922	10,852	2,308	6/11/99	1987
Moon Township	PA	—	202	1,814	653	202	2,467	2,669	653	8/23/99	1992
Moon Township	PA	—	555	4,995	996	555	5,991	6,546	1,677	8/23/99	1991
Moon Township	PA	—	502	4,519	687	502	5,206	5,708	1,298	8/23/99	1987
Moon Township	PA	—	410	3,688	1,166	410	4,854	5,264	1,056	8/23/99	1988
Moon Township	PA	—	489	4,403	838	490	5,240	5,730	1,072	8/23/99	1989
Moon Township	PA	—	612	5,507	519	612	6,026	6,638	1,277	8/23/99	1990
Moon Township	PA	—	6,936	—	822	7,758	—	7,758	—	8/23/99	—
Blue Bell	PA	—	268	2,414	239	268	2,653	2,921	569	9/14/99	1988
Blue Bell	PA	—	723	6,507	1,024	723	7,531	8,254	1,732	9/14/99	1988
Blue Bell	PA	—	709	6,382	783	709	7,165	7,874	1,574	9/14/99	1988
Philadelphia	PA	—	18,758	167,487	42,983	18,758	210,470	229,228	27,033	10/10/02	1974
Monroeville	PA	—	6,558	51,775	60	6,564	51,829	58,393	4,265	9/16/04	1971
Pittsburgh	PA	—	574	4,943	254	574	5,197	5,771	304	9/16/05	1990

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Pittsburgh	PA	—	345	2,798	809	345	3,607	3,952	232	9/16/05	1994
Pittsburgh	PA	—	469	3,884	252	469	4,136	4,605	265	9/16/05	1994
Pittsburgh	PA	—	616	5,280	321	616	5,601	6,217	309	9/16/05	1994
Pittsburgh	PA	—	1,049	8,739	512	1,049	9,251	10,300	542	9/16/05	1995
Pittsburgh	PA	—	1,151	9,664	419	1,152	10,082	11,234	534	9/16/05	1995
Pittsburgh	PA	—	907	7,381	231	907	7,612	8,519	483	9/16/05	1996
Pittsburgh	PA	—	858	7,130	221	859	7,350	8,209	470	9/16/05	1996
Pittsburgh	PA	—	1,057	8,899	2,014	1,057	10,913	11,970	1,384	9/16/05	1987
Delmont	PA	—	1,575	5,542	—	1,575	5,542	7,117	20	10/22/07	1999
Lincoln	RI	—	320	7,690	—	320	7,690	8,010	2,035	11/13/97	1997
Columbia	SC	—	570	4,511	26	570	4,537	5,107	185	5/10/06	1988
Columbia	SC	—	479	4,021	171	479	4,192	4,671	172	5/10/06	1985
Columbia	SC	—	1,237	10,165	153	1,237	10,318	11,555	418	5/10/06	1989
Columbia	SC	—	575	4,903	68	575	4,971	5,546	201	5/10/06	1982
Columbia	SC	—	659	5,622	20	659	5,642	6,301	229	5/10/06	1985
Columbia	SC	—	406	3,535	120	406	3,655	4,061	146	5/10/06	1982
Columbia	SC	—	632	5,418	49	632	5,467	6,099	223	5/10/06	1983
Columbia	SC	—	609	4,832	677	609	5,509	6,118	227	5/10/06	1984
Columbia	SC	—	700	3,865	2	700	3,867	4,567	101	12/28/06	2000
Columbia	SC	—	1,397	5,728	9	1,397	5,737	7,134	125	2/21/07	1984
Columbia	SC	—	50	215	—	50	215	265	5	2/21/07	1972
Columbia	SC	—	154	719	—	154	719	873	16	2/21/07	1996
Columbia	SC	—	2,420	4,017	—	2,420	4,017	6,437	80	4/2/07	1968
Graniteville	SC	—	720	15,552	231	720	15,783	16,503	273	4/2/07	1998
Fountain Inn	SC	—	520	6,822	—	520	6,822	7,342	107	5/23/07	1987
Memphis	TN	—	2,206	19,856	1,464	2,212	21,314	23,526	4,986	8/31/98	1985
Memphis	TN	—	2,113	18,201	15	2,114	18,215	20,329	1,688	4/28/04	2000
Memphis	TN	—	1,201	9,973	622	1,201	10,595	11,796	922	7/29/04	1983
Franklin	TN	—	5,800	13,190	—	5,800	13,190	18,990	76	10/22/07	1999
Austin	TX	6,943	1,218	11,040	2,130	1,218	13,170	14,388	3,365	12/5/97	1986
Austin	TX	6,211	1,226	11,126	518	1,226	11,644	12,870	3,009	12/5/97	1997
Austin	TX	12,860	2,317	21,037	3,293	2,317	24,330	26,647	6,343	12/5/97	1996
Austin	TX	8,191	1,621	14,594	758	1,621	15,352	16,973	4,154	12/5/97	1997

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Austin	TX	7,430	1,402	12,729	1,266	1,402	13,995	15,397	3,776	12/5/97	1997
Waco	TX	—	2,030	8,708	542	2,060	9,220	11,280	2,258	12/23/97	1997
Austin	TX	—	466	4,191	2,120	850	5,927	6,777	1,169	1/27/98	1980
Irving	TX	—	846	7,616	3,089	846	10,705	11,551	2,359	3/19/98	1995
Irving	TX	—	542	4,879	432	542	5,311	5,853	1,324	3/19/98	1995
Austin	TX	—	1,439	6,137	6,158	1,439	12,295	13,734	3,656	3/24/98	1975
Austin	TX	—	1,529	13,760	401	1,529	14,161	15,690	3,397	7/16/98	1993
Austin	TX	—	1,436	12,927	(7)	1,436	12,920	14,356	2,975	10/7/98	1998
Austin	TX	—	4,878	43,903	1,171	4,875	45,077	49,952	10,391	10/7/98	1968
Austin	TX	—	9,085	—	6,889	11,640	4,334	15,974	—	10/7/98	—
Austin	TX	3,563	562	5,054	1,721	562	6,775	7,337	1,640	10/20/98	1998
Austin	TX	10,437	2,072	18,650	769	2,072	19,419	21,491	4,564	10/20/98	1998
Austin	TX	7,406	1,476	13,286	487	1,476	13,773	15,249	3,164	10/20/98	1998
Austin	TX	—	688	6,192	949	697	7,132	7,829	1,610	6/3/99	1985
Austin	TX	—	539	4,849	1,057	538	5,907	6,445	1,547	6/16/99	1999
Austin	TX	—	906	8,158	2,576	902	10,738	11,640	2,803	6/16/99	1999
Austin	TX	—	1,731	14,921	3,960	1,731	18,881	20,612	3,979	6/30/99	1975
Austin	TX	—	1,574	14,168	2,445	1,573	16,614	18,187	3,797	8/3/99	1982
Austin	TX	—	626	5,636	1,467	621	7,108	7,729	1,550	8/18/99	1987
Austin	TX	—	2,028	18,251	489	2,027	18,741	20,768	3,892	10/8/99	1985
Austin	TX	—	2,038	18,338	2,101	2,037	20,440	22,477	4,434	10/8/99	1997
Austin	TX	—	460	3,345	991	460	4,336	4,796	590	6/15/01	2001
Ft. Worth	TX	—	4,793	38,530	148	4,785	38,686	43,471	4,471	5/23/03	1996
Edinburg	TX	—	1,480	15,533	—	1,480	15,533	17,013	90	10/22/07	1999
El Paso	TX	—	1,700	9,736	—	1,700	9,736	11,436	48	10/22/07	1999
Fairfax	VA	—	569	5,122	623	569	5,745	6,314	1,571	12/4/96	1990
Falls Church	VA	—	3,456	14,828	4,437	3,519	19,202	22,721	4,429	3/31/97	1993
Arlington	VA	—	810	7,289	1,352	811	8,640	9,451	2,178	8/26/98	1987
Alexandria	VA	—	2,109	18,982	248	1,966	19,373	21,339	4,301	12/30/98	1987
Fairfax	VA	—	780	7,022	4	781	7,025	7,806	1,456	9/29/99	1988
Fairfax	VA	—	594	5,347	924	594	6,271	6,865	1,205	9/29/99	1988
Norfolk	VA	—	591	4,048	313	592	4,360	4,952	604	10/25/02	1999
Norfolk	VA	—	1,273	11,083	3,835	1,273	14,918	16,191	2,124	10/25/02	1987

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

			Initial Cost to Company		Costs Capitalized	Cost Amount Carried at Close of Period					Original
Location	State	Encumbrances	Land	Buildings and Equipment	Subsequent to Acquisition	Land	Buildings and Equipment	Total(1)	Accumulated Depreciation(2)	Date Acquired	Construction Date

Norfolk	VA	—	559	4,535	1,283	559	5,818	6,377	912	10/25/02	1986
Virginia Beach	VA	—	682	5,431	371	686	5,798	6,484	513	6/4/04	1991
Winchester	VA	—	1,487	12,854	88	1,487	12,942	14,429	551	4/20/06	1964
Richland	WA	1,891	3,970	17,035	640	4,042	17,603	21,645	4,871	3/31/97	1995
Bellevue	WA	—	3,555	30,244	2,963	3,555	33,207	36,762	3,394	7/16/04	1980
Kent	WA	—	137	993	33	137	1,026	1,163	86	7/16/04	1978
Kent	WA	—	258	1,797	14	258	1,811	2,069	156	7/16/04	1978
Kent	WA	—	101	753	58	100	812	912	81	7/16/04	1978
Tukwila	WA	—	82	681	80	81	762	843	77	7/16/04	1975
Tukwila	WA	—	91	778	20	91	798	889	70	7/16/04	1975
Tukwila	WA	—	82	582	402	81	985	1,066	106	7/16/04	1975
Tukwila	WA	—	137	1,250	26	137	1,276	1,413	115	7/16/04	1975
Tukwila	WA	—	108	923	95	108	1,018	1,126	106	7/16/04	1975
Tukwila	WA	—	77	674	24	77	698	775	69	7/16/04	1975
Tukwila	WA	—	96	841	14	96	855	951	78	7/16/04	1975
Tukwila	WA	—	101	1,000	7	101	1,007	1,108	87	7/16/04	1975
Tukwila	WA	—	93	844	9	93	853	946	76	7/16/04	1975
Tukwila	WA	—	92	827	5	92	832	924	72	7/16/04	1975
Tukwila	WA	—	105	938	59	105	997	1,102	86	7/16/04	1975
Tukwila	WA	—	76	625	9	76	634	710	56	7/16/04	1975
Tukwila	WA	—	75	676	4	75	680	755	59	7/16/04	1975
Tukwila	WA	—	109	967	39	109	1,006	1,115	90	7/16/04	1975
Kennewick	WA	—	1,850	7,339	—	1,850	7,339	9,189	39	10/22/07	1999
Jefferson	WI	—	1,790	16,385	189	1,790	16,574	18,364	296	4/2/07	1968
Falling Waters	WV	—	906	3,886	521	922	4,391	5,313	1,135	3/31/97	1993
Cheyenne	WY	—	1,915	8,217	820	1,950	9,002	10,952	2,344	3/31/97	1995
		$394,441	$1,193,456	$4,400,219	$562,619	$1,189,684	$4,966,610	$6,156,294	$808,216

HRPT PROPERTIES TRUST

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2007

(dollars in thousands)

Analysis of the carrying amount of real estate and equipment and accumulated depreciation:

	Real Estate and	Accumulated
	Equipment	Depreciation
Balance at January 1, 2005	$4,685,069	$454,411
Additions	580,125	111,951
Disposals	(29,093)	(17,154)
Balance at December 31, 2005	5,236,101	549,208
Additions	546,384	128,768
Disposals	(20,212)	(9,516)
Balance at December 31, 2006	5,762,273	668,460
Additions	403,863	147,550
Disposals	(9,842)	(7,794)
Balance at December 31, 2007	$6,156,294	$808,216

(1)   Excludes value of acquired real estate leases.  Aggregate cost for federal income tax purposes is approximately $6,176,685.

(2)   Depreciation on buildings and improvements is provided for periods ranging up to 40 years and on equipment up to 12 years.